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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(5)
Registration No. 333-223739

Prospectus Supplement
(To Prospectus dated April 27, 2018)

18,181,818 Shares

Ordinary Shares

We are offering 18,181,818 of our ordinary shares. Our ordinary shares are listed for trading on The Nasdaq Global Market under the symbol "NBRV". On July 26, 2018, the closing sales price of our ordinary shares on The Nasdaq Global Market was $3.08 per share.

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves significant risks. See "Risk Factors" beginning on page S-15 of this prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement to read about factors you should consider before buying our ordinary shares.

	Per Share	Total
Public offering price	$2.75	$50,000,000
Underwriting discounts and commissions(1)	$0.165	$3,000,000
Proceeds, before expenses, to us	$2.585	$47,000,000

(1)
We have agreed to reimburse the underwriters for certain FINRA-related expenses. See "Underwriters."

Certain of our existing principal shareholders and their affiliated entities have indicated an interest in purchasing an aggregate of approximately $26.5 million of ordinary shares in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase fewer ordinary shares than they indicate an interest in purchasing or not to purchase any ordinary shares in this offering.

We have granted the underwriters an option to purchase up to an additional 2,727,272 of our ordinary shares at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment on or about July 31, 2018.

Book-Running Manager

MORGAN STANLEY

Lead Managers

Needham & Company	SunTrust Robinson Humphrey	Wedbush PacGrow

Manager

Northland Capital Markets

The date of this prospectus supplement is July 26, 2018

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We have not and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on our behalf or to which we or the underwriters have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement and in the accompanying prospectus.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer, issue and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-ii

        This prospectus supplement does not constitute a prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003, as amended) and the Irish regulations issued pursuant to the Prospectus Directive, as amended, and this prospectus supplement has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Directive, or any equivalent authority in an European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

S-iii

 SPECIAL NOTE REGARDING THE REDOMICILIATION

        On June 23, 2017, Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland, became the successor issuer to Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Austria, or Nabriva Austria, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and certain of Nabriva Austria's historical reports filed under the Exchange Act are incorporated by reference in this prospectus supplement. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva Austria for our ordinary shares, which resulted in our becoming the ultimate holding company of Nabriva Austria (the predecessor registrant and former ultimate holding company) and its subsidiaries.

        Unless the context otherwise indicates, references in this prospectus supplement to "Nabriva," "we," "our" and "us" refer, collectively, to Nabriva Therapeutics plc, a public limited company incorporated in Ireland, and its consolidated subsidiaries. References in this prospectus supplement to "Nabriva Austria" refer to Nabriva Therapeutics AG, our predecessor. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

S-iv

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words "anticipate," "around," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

  •
  our expectations with respect to the potential financial impact, synergies, growth prospects and benefits of our acquisition of Zavante Therapeutics, Inc., or Zavante, which was completed on July 24, 2018, or the Acquisition, pursuant to the Agreement and Plan of Merger dated July 23, 2018, or the Merger Agreement, by and among Nabriva, Zuperbug Merger Sub I, Inc., or Merger Sub I, Zuperbug Merger Sub II, Inc., or Merger Sub II, Zavante and the Zavante stockholder representative, including the potential realization of the expected benefits from the Acquisition;

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  our expectations with respect to milestone payments pursuant to the Merger Agreement and expectations with respect to potential advantages of CONTEPO or any other product candidate that we acquired in connection with the Acquisition;

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  the anticipated and unanticipated costs, fees, expenses and liabilities related to the Acquisition;

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  our ability to successfully integrate Zavante's business into our business;

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  our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

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  whether results of Zavante's pivotal ZTI-01 Efficacy and Safety Study, or ZEUS Study, will be indicative of results for any ongoing or future clinical trials and studies of CONTEPO;

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  the timing of and our ability to submit applications for, and obtain and maintain marketing approval of, lefamulin, CONTEPO and other product candidates, including the completion of any post-marketing requirements with respect to any marketing approval we may obtain;

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  the potential receipt of revenues from future sales of lefamulin or CONTEPO;

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  our plans to pursue development of lefamulin for additional indications other than community-acquired bacterial pneumonia, or CABP and of CONTEPO for additional indications other than in complicated urinary tract infections, or cUTIs;

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  our plans to pursue research and development of other product candidates;

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  our ability to establish and maintain arrangements for manufacture of our product candidates;

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  our sales, marketing and distribution capabilities and strategy;

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  our ability to successfully commercialize lefamulin, CONTEPO and our other product candidates;

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  the potential advantages of lefamulin, CONTEPO and our other product candidates;

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  our estimates regarding the market opportunities for lefamulin, CONTEPO and our other product candidates;

S-v

  •
  the rate and degree of market acceptance and clinical benefit of lefamulin for CABP, CONTEPO for cUTI and our other product candidates;

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  our ability to establish and maintain collaborations;

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  the future development or commercialization of lefamulin in the greater China region;

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  the potential benefits under our license agreement with Sinovant Sciences, Ltd.;

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  our ability to acquire or in-license additional products, product candidates and technologies;

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  our future intellectual property position;

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  our estimates regarding future expense, capital requirements and needs for additional financing;

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  our ability to effectively manage our anticipated growth;

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  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

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  the demand for securities of pharmaceutical and biotechnology companies in general and our ordinary shares in particular;

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  competitive factors;

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  compliance with current or prospective governmental regulation;

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  general economic and market conditions;

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  our ability to attract and retain qualified employees and key personnel;

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  our business and business relationships, including with employees and suppliers, following the Acquisition;

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  our ability to satisfy milestone, royalty and transaction revenue payments pursuant to the Stock Purchase Agreement between Zavante and SG Pharmaceuticals, Inc.;

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  our expected use of proceeds from this offering; and

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  other risks and uncertainties, including those described in the "Risk Factors" section of this prospectus supplement.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, particularly in the "Risk Factors" section of this prospectus supplement that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, except as required by applicable law.

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our ordinary shares discussed under "Risk Factors" in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our ordinary shares.

Overview of Nabriva Therapeutics plc

        We are a clinical stage biopharmaceutical company engaged in the research and development of innovative anti-infective agents to treat serious infections. We have two product candidates that are in late stage development: lefamulin, under development to potentially be the first pleuromutilin antibiotic available for systemic administration in humans, and CONTEPO, a potentially first-in-class epoxide intravenous, or IV, antibiotic in the United States. We are developing both IV and oral formulations of lefamulin for the treatment of community-acquired bacterial pneumonia, or CABP. We are developing CONTEPO IV for complicated urinary tract infections, or cUTI. We may potentially develop lefamulin and CONTEPO for additional indications.

        On July 24, 2018, we completed the acquisition, or the Acquisition, of Zavante Therapeutics, Inc., or Zavante, a privately-held late clinical-stage biopharmaceutical company focused on developing novel therapies to improve the outcomes of hospitalized patients. Zavante's lead product candidate is CONTEPO (fosfomycin for injection). See "—Recent Developments—Acquisition of Zavante" for further information regarding the Acquisition, Zavante and CONTEPO.

        We expect to submit a new drug application, or NDA, for marketing approval of lefamulin for the treatment of CABP in adults in the United States in the fourth quarter of 2018. In addition, we expect to submit an NDA for marketing approval of CONTEPO for the treatment of cUTI in adults in the United States, utilizing the FDA's 505(b)(2) pathway, in the fourth quarter of 2018. We also expect to submit a marketing authorization application, or MAA, for lefamulin for the treatment of CABP in adults in Europe a few months after our NDA filing. Both lefamulin and CONTEPO have been granted qualified infectious disease product designation by the FDA. The FDA has granted fast track designation to CONTEPO under the Generating Antibiotics Incentives Now Act, or the GAIN Act, and we plan to apply for fast track designation for lefamulin, which would allow for potential approval of both lefamulin and CONTEPO in 2019. We currently have a team of regional business directors and medical science liaisons in the field performing educational and market development activities. We plan to use a targeted hospital-based sales force to promote both lefamulin and CONTEPO, if approved.

        We initiated the first of two pivotal, international Phase 3 clinical trials of lefamulin, which we refer to as Lefamulin Evaluation Against Pneumonia 1, or LEAP 1, in September 2015 and initiated the second trial, which we refer to as LEAP 2, in April 2016. On September 18, 2017, we announced positive topline results for LEAP 1. In LEAP 1, which enrolled 551 patients, lefamulin met all of the primary endpoints of non-inferiority compared to moxifloxacin with or without linezolid as required by the U.S. Food and Drug Administration, or FDA, and European Medicines Agency, or EMA. On May 21, 2018, we announced positive topline results for LEAP 2. In LEAP 2, which enrolled 738 patients, lefamulin met all of the primary endpoints of non-inferiority compared to moxifloxacin as required by the FDA and EMA. In both LEAP 1 and LEAP 2, lefamulin was generally well tolerated.

        In June 2016, the first patient was enrolled by Zavante in its pivotal ZTI-01 Efficacy and Safety Study, which we refer to as the ZEUS Study. In April 2017, Zavante announced positive topline results of the ZEUS Study. The ZEUS Study was a multicenter, randomized, parallel-group, double-blind Phase 2/3 clinical trial designed to evaluate safety, tolerability, efficacy and pharmacokinetics of seven days of treatment, or up to 14 days of treatment for patients with concurrent bacteremia, with CONTEPO compared to piperacillin-tazobactam, or PIP-TAZ, in the treatment of hospitalized adults with cUTI or acute pyelonephritis, or AP. In June 2018, Zavante initiated a Phase 1, non-comparative, open-label study of the pharmacokinetics and safety of a single dose of CONTEPO in pediatric subjects less than 12 years of age receiving standard-of-care antibiotic therapy for proven or suspected infection or peri-operative prophylaxis. We anticipate completing enrollment in this study in late 2020. See "—Recent Developments—Acquisition of Zavante" for further information regarding Zavante and CONTEPO.

Our Product Development Pipeline

        The following table summarizes the indications for which we are developing our product candidates and the status of development.

Recent Developments

Acquisition of Zavante

        On July 23, 2018, we and our newly formed, direct wholly owned subsidiaries, Zuperbug Merger Sub I, Inc., or Merger Sub I, and Zuperbug Merger Sub II, Inc., or Merger Sub II, entered into an Agreement and Plan of Merger, or the Merger Agreement, with Zavante and Cam Gallagher, solely in his capacity as representative of the former Zavante stockholders in connection with the Merger Agreement, pursuant to which on July 24, 2018, Merger Sub I merged with and into Zavante with Zavante surviving such merger and becoming a wholly owned subsidiary of Nabriva, and Zavante thereafter on such date merged with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned subsidiary of Nabriva and assuming the name Zavante Therapeutics, Inc. Zavante is a biopharmaceutical company focused on developing CONTEPO (fosfomycin for injection) to improve the outcomes of hospitalized patients.

        The Acquisition was completed on July 24, 2018. Upon completion of the Acquisition, or the Closing, we issued 7,336,906 of our ordinary shares to former Zavante stockholders, which together with the 815,186 ordinary shares that are issuable upon release of the Holdback Shares (as defined below)

constitute approximately 19.9% of our ordinary shares outstanding as of immediately prior to the Closing, or the Upfront Shares.

        Pursuant to the Merger Agreement, former Zavante stockholders and other equity holders, in the aggregate and subject to the terms and conditions of the Merger Agreement, will also be entitled to receive from Nabriva up to $97.5 million in contingent consideration, of which $25.0 million would become payable upon the first approval of a new drug application from the U.S. Food and Drug Administration, or the FDA, for fosfomycin for injection for any indication, or the Approval Milestone Payment, and an aggregate of up to $72.5 million would become payable upon the achievement of specified sales milestones, or the Net Sales Milestone Payments.

        Subject to approval of our shareholders of the issuance of our ordinary shares in satisfaction of our milestone payment obligations in accordance with Nasdaq listing rules and Irish law, or the Milestone Share Approval, in excess of 19.9% of the issued and outstanding ordinary shares of Nabriva outstanding as of immediately prior to the Closing, the Approval Milestone Payment will be settled in our ordinary shares and we will have the right to settle the Net Sales Milestone Payments in our ordinary shares, except as otherwise provided in th Merger Agreement. In the absence of obtaining the Milestone Share Approval, all milestone payments will be settled in cash. We have agreed to use commercially reasonable efforts after the Closing to obtain the Milestone Share Approval and to call a meeting of our shareholders no later than December 31, 2018 to seek the Milestone Share Approval.

        In connection with the Acquisition, former Zavante stockholders agreed to cause any Upfront Shares received by them to abstain from voting on the Milestone Share Approval and to vote any other of our ordinary shares held by them in favor of the Milestone Share Approval.

        Subject to the terms of the Merger Agreement, 10% of the Upfront Shares, or the Holdback Shares, will serve as a source for the satisfaction of indemnification and other obligations of the former Zavante stockholders and, subject to reduction in respect of these obligations, will be issued to the former Zavante stockholders following the first anniversary of the Closing.

        The Upfront Shares issued at Closing were, and the Holdback Shares and any other Nabriva ordinary shares that may become issuable in the future under the Merger Agreement will be, issued in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D thereunder. We agreed in the Merger Agreement to provide registration rights with respect to the registration for resale of any our ordinary shares that may be issued in satisfaction of our milestone payment obligations under the Merger Agreement. Former Zavante stockholders who do not comply with specified procedural requirements set forth in the Merger Agreement, and former holders of Zavante options and warrants, will receive cash in lieu of any of our ordinary shares that otherwise would be issuable to them pursuant to the Merger Agreement.

Description of CONTEPO™ and Zavante Acquired Business

Overview

        CONTEPO™ (fosfomycin for injection) is a potentially first-in-class epoxide IV antibiotic in the United States with a broad spectrum of bactericidal Gram-negative and Gram-positive activity, including activity against many contemporary multi-drug resistant, or MDR, strains that threaten hospitalized patients. IV fosfomycin has an extensive commercial history in markets outside the United States, where it has been used broadly for over 45 years to treat a variety of indications, including complicated urinary tract infections, bacteremia, pneumonia and skin infections.

        CONTEPO inhibits the bacteria's ability to form a cell wall, which is critical for the cell's survival and growth. It works at an earlier and different stage of cell wall synthesis than other injectable antibiotics, differentiating its mechanism of action from approved injectable antibiotics. CONTEPO utilizes a dosing approach developed by Zavante for the United States that is designed to optimize the product candidate's pharmacokinetics and pharmacodynamics in order to improve treatment outcomes.

        The CONTEPO development program has focused on obtaining marketing approval in the United States for the treatment of cUTIs, including AP. In April 2017, Zavante announced the results of the pivotal ZEUS Study, in which CONTEPO met the primary endpoint of statistical non-inferiority versus PIP-TAZ. Zavante then met with the FDA in the second half of 2017 to discuss the filing of an NDA for CONTEPO. We expect to submit an NDA for CONTEPO, utilizing the FDA's 505(b)(2) pathway, in the fourth quarter of 2018.

        We believe that the ZEUS Study results, along with extensive clinical experience with IV fosfomycin for over 45 years outside the United States, support CONTEPO as a potential first-line treatment for cUTI suspected to be caused by MDR pathogens in the United States. A number of studies report that at least 20% of cUTIs are caused by MDR bacteria and limited treatment options are available in the United States. In addition, non-clinical data have shown that CONTEPO acts in combination with certain other antibiotics to improve bacterial killing.

        The FDA has designated CONTEPO as a qualified infectious disease product, or QIDP, and granted fast track designations to CONTEPO under the GAIN Act for:

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  Complicated urinary tract infections (cUTI)

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  Complicated intra-abdominal infections (cIAI)

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  Hospital-acquired bacterial pneumonia (HABP)

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  Ventilator-associated bacterial pneumonia (VABP)

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  Acute bacterial skin and skin structure infections (ABSSSI)

        Although we have no current plans to finance development of CONTEPO for indications other than cUTI, including AP, these designations make CONTEPO eligible for Fast Track and GAIN incentives. We may in the future consider additional non-dilutive financing options to advance these programs in the clinic.

cUTIs

Market Overview

        Infections due to a bacterial pathogen that is resistant to three or more antibiotic classes have become increasingly common and present a risk to our ability to fight infectious diseases and manage complications in vulnerable patients. According to the United States Centers for Disease Control and Prevention, or the CDC, more than two million hospital infections caused by bacteria resistant to one or more antibiotics occur every year in the United States, and over 23,000 patients with an antibiotic-resistant pathogen die each year.

        The prevalence of antibiotic-resistant bacteria is increasing and is considered a significant threat to global health. In particular, the CDC and the World Health Organization consider antibiotic resistance to be an urgent and critical threat to human health. The prevalence of b-lactamase enzymes among Gram-negative pathogens threatens the usefulness of many b-lactam antibiotics and has resulted in greater reliance on last line antibiotics, including carbapenems.

        Urinary tract infections, or UTIs, including AP, are among the most common infections due to MDR bacteria, including carbapenem-resistant Enterobacteriaceae, or CRE, and are often healthcare-associated. Global mortality attributable to CRE infections has been estimated in some studies to be over 20% and reflects the need for safe, alternative, carbapenem-sparing agents.

        Surveillance and epidemiological studies suggest that some traditional, first-line antibiotics may no longer be acceptable choices for early therapy. In one large-scale surveillance study, approximately one out of three patients hospitalized in the United States with cUTI, a complicated intra-abdominal infection, hospital-associated pneumonia, or a bloodstream infection did not receive timely effective antibiotic therapy, and this delay was associated with increased morbidity and mortality. The rate of antibiotic resistance appears to be two to four times higher in patients who were admitted to the hospital from a nursing home or were recently hospitalized. Antibiotic therapy within the past six months has also been identified as a risk factor for antibiotic resistance.

        New classes of antibiotics that are effective against drug-resistant pathogens are needed for early, appropriate treatment of serious infections in hospitalized patients and to treat patients who have failed to respond to standard, first-line antibiotics due to acquired drug resistance.

        For over 45 years, oral and IV formulations of fosfomycin have been used in the European Union, Africa, Asia, and South America, and an oral formulation of fosfomycin has been used in the United States and Canada for the treatment of a variety of indications. Oral fosfomycin is available in the United States as single-dose therapy for cystitis and is noted as an appropriate treatment option for cystitis in treatment guidelines by the Infectious Diseases Society of America and the CDC. However, oral administration of fosfomycin provides inadequate concentrations required for treatment of more serious infections due to its limited bioavailability and dose-limiting gastrointestinal tolerability.

        Outside of the United States, IV fosfomycin is approved for patients with a variety of infections, often severe, including cUTI, bacteremia, osteomyelitis, nosocomial lower respiratory tract infections, surgical site infections, bone and joint infections, endocarditis, skin infections and bacterial meningitis. The efficacy and safety profile of IV fosfomycin has been established by more than 45 years of clinical use outside of the United States and has been evaluated in more than 60 clinical studies. Fosfomycin has retained high in vitro activity with a low and stable resistance profile, and continues to be suitable for use as a monotherapy for cUTI despite long term use.

Causes of cUTIs

        cUTI is defined as a clinical syndrome characterized by pyuria and a documented microbial pathogen on culture of urine or blood, accompanied by local and systemic signs and symptoms, including fever, chills, malaise, flank pain, back pain or costo-vertebral angle pain or tenderness that occur in the presence of a functional or anatomical abnormality of the urinary tract, or in the presence of catheterization. Indwelling urethral catheters account for 70% to 80% of cUTIs, or 1 million cases per year in the United States. Catheter-associated UTI is the most common cause of secondary bloodstream infections and is linked to increased morbidity and mortality. Patients with pyelonephritis, regardless of underlying abnormalities of the urinary tract, are considered a subset of patients with cUTI.

        cUTI is usually caused by a greater variety of pathogens, with a greater likelihood of associated antimicrobial resistance, than uncomplicated UTI, or uUTI. Escherichia coli, or E. coli, is isolated in approximately 75% to 95% of uUTIs and approximately 50% of cUTIs and is the most common etiologic agent of cUTIs. Additional commonly-identified Gram-negative uropathogens include other Enterobacteriaceae (such as Klebsiella spp., Proteus spp., Enterobacter cloacae) and non-fermenting Gram-negative bacilli (such as Pseudomonas aeruginosa, or P. aeruginosa, and Acinetobacter spp.). Gram-positive organisms, such as Enterococci and coagulase-negative Staphylococci, may also be contributing pathogens.

Limitations of Currently Available Treatment Options

        We believe bacterial resistance against antimicrobials has created the need for more antibiotic treatment options, particularly among MDR, Gram-negative bacilli (including CRE, extended-spectrum b-lactamase, or ESBL, producers, and MDR P. aeruginosa). Gram-negative antimicrobial resistance is particularly common among urinary tract pathogens. Enterobacteriaceae, including E. coli and Klebsiella pneumoniae, or K. pneumoniae, may acquire plasmids that encode ESBLs and confer resistance to third-generation cephalosporins and other broad-spectrum antibiotics. Third-generation cephalosporins and b-lactamase inhibitors, or BLIs, are also commonly ineffective against Enterobacteriaceae that generate AmpC enzymes.

        The recent spread into hospitals of Enterobacteriaceae expressing emergent b-lactamases, including members of the serine carbapenemases and metallo-b-lactamases, endanger antibiotic options. The lack of available and effective antibiotic classes for these organisms has created an unmet medical need. For example, infections with CRE are difficult to treat, as there are limited treatment choices available. Mortality rates as high as 40% to 50% have been associated with CRE infections, making them a serious threat to public health. The available treatment choices are associated with serious potential toxicity, in the case of colistin and aminoglycosides, or concerns of allergy or hypersensitivity, in the case of b-lactams or penicillin derivatives.

Our Solution: CONTEPO for the Treatment of cUTI

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  CONTEPO is an IV formulation of fosfomycin and the sole member of the epoxide antibiotic class.

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  CONTEPO has a different mechanism of action than other IV antibiotics in the United States.

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  CONTEPO has a broad spectrum of in vitro activity against a variety of clinically important MDR Gram-negative pathogens, including ESBL-producing Enterobacteriaceae, CRE, and Gram-positive pathogens, including methicillin-resistant Staphylococcus aureus, or MRSA, and vancomycin-resistant enterococci.

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  CONTEPO has demonstrated in in vitro studies additivity or synergy when used in combination with other classes of antibiotic agents in pre-clinical trials.

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  CONTEPO has a small molecular size, which may enable high levels of tissue penetration and facilitates renal elimination, both of which are important for treatment of cUTIs.

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  CONTEPO is supported by a long history of IV fosfomycin use outside the United States in a variety of indications, including cUTI.

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  CONTEPO has completed the ZEUS Study, a pivotal registrational Phase 2/3 clinical trial in cUTI, achieving non-inferiority to an active comparator.

        CONTEPO is a potentially first-in-class epoxide IV antibiotic in the United States with a broad spectrum of bactericidal Gram-negative and Gram-positive activity, including activity against many contemporary MDR strains that threaten hospitalized patients. IV fosfomycin has an extensive commercial history in markets outside the United States, where it has been used broadly for over 45 years to treat a variety of indications, including complicated urinary tract infections, bacteremia, pneumonia and skin infections.

        CONTEPO works differently than other IV antibiotics approved in the United States. CONTEPO inhibits an early step in bacterial cell wall synthesis, so the cell wall lacks integrity and the bacteria die quickly. We believe that because of its different mechanism of action, we have not observed any cross resistance to date between CONTEPO and any of the existing classes of intravenous antibiotics. In addition, CONTEPO has demonstrated in in vitro studies an additive or synergistic antibacterial effect with other classes of antibiotics when used in combination therapy, and has been shown to restore susceptibility in resistant strains.

CONTEPO Clinical Development Program

        CONTEPO is under development in the United States for the treatment of cUTI, including AP. The clinical development plan for CONTEPO utilized a modernized dosing regimen to optimize coverage of the predominant pathogens in hospital infections, including strains recognized by the CDC as an urgent or serious antibiotic resistant threat to public health in the United States.

Phase 2/3 Clinical Trial

        The ZEUS Study was a multicenter, randomized, parallel-group, double-blind, pivotal Phase 2/3 clinical trial designed to evaluate safety, tolerability, efficacy and pharmacokinetics of CONTEPO compared to PIP-TAZ in the treatment of hospitalized adults with cUTI or AP. PIP-TAZ is a combination antibiotic consisting of a broad-spectrum antibiotic, piperacillin, plus a BLI, tazobactam, which extends the antibiotic spectrum of piperacillin to include many b-lactamase-producing bacteria that have acquired resistance to piperacillin alone. PIP-TAZ is widely used to treat serious Gram-negative infections. The primary objective of the ZEUS Study was to demonstrate that CONTEPO was non-inferior to PIP-TAZ in overall success based on clinical cure and microbiologic eradication in the microbiologic modified intent-to-treat, or m-MITT, population at the test-of-cure visit, or TOC, which occurred on the 19th to 21st day after completion of seven days of treatment with the study drug, or after up to 14 days of treatment for patients with concurrent bacteremia. The m-MITT population consisted of 362 patients, each of whom met the study's inclusion criteria, was randomized, received any amount of study drug, and had one or more baseline Gram-negative pathogens growing at greater than or equal to 10(5) CFU/mL from an appropriately collected, pre-treatment baseline urine or blood sample. The primary endpoint was a composite of the investigator's determination of clinical cure, meaning complete resolution or significant improvement of signs and symptoms that were present at baseline and no new symptoms, such that no further antimicrobial therapy is warranted, plus microbiologic eradication, meaning that the baseline bacterial pathogen was reduced to less than 10(4) CFU/mL on urine culture and, if applicable, negative on repeat blood culture, both in the m-MITT population at TOC. Any missing or presumed eradications were classified as indeterminates, and conservatively counted as failures in the overall success analysis.

        All pathogens isolated from patients who had a baseline and TOC pathogen underwent blinded, post-hoc, pulsed-field gel electrophoresis, or PFGE, typing analysis. Microbiologic outcome was also defined utilizing the PFGE results, whereby microbiologic persistence required the same genus and species of baseline and post-baseline pathogens, as well as PFGE-confirmed genetic identity.

        Patients eligible for the trial were required to be 18 years of age or older and have cUTI or AP that was considered by the clinical investigator to be serious enough to require hospitalization and IV antibiotic therapy. The diagnosis was based on pyuria, or the presence of pus or white blood cells in the urine, and cUTI or AP with at least two additional symptoms such as chills, rigors, or warmth associated with fever, nausea or vomiting, painful, difficult or frequent urination, lower abdominal or pelvic pain, or acute flank pain. Patients with cUTI were also required to have at least one risk factor, such as use of intermittent or indwelling bladder catherization; functional or anatomical abnormality of the urogenital tract; complete or partial hindrance of normal urine flow; blood urea nitrogen greater than 20 mg/dL; blood urea greater than 42.8 mg/dL, or serum creatinine greater than 1.4 mg/dL, due to known prior renal disease; or, in male patients, chronic urinary retention. A baseline urine culture specimen was obtained within 48 hours prior to randomization, and any indwelling bladder catheters were required to be removed or replaced, unless such removal was considered unsafe or contraindicated, before or within 24 hours after randomization.

        Eligible patients were randomly assigned to receive either CONTEPO (6 grams IV fosfomycin) or PIP-TAZ (4 grams piperacillin/0.5 grams tazobactam) as one-hour infusions three times daily for seven days, except patients with concurrent bacteremia, who could have received treatment for up to 14 days at the clinical investigator's discretion. Oral step down therapy was prohibited. Throughout the study, all patients were monitored for signs and symptoms of cUTI or AP and the occurrence of adverse events. Laboratory data, including chemistry panels, complete blood counts, electrocardiograms, and samples for urine and blood cultures were collected from all patients at specified times throughout the study.

        Of the total of 465 patients randomized across 92 sites in 16 countries, with studies conducted at 74 sites in 15 countries, 464 (99.8%) received at least one dose of the study drug. Of the 464 patients who received at least one dose of study drug, 233 patients were in the CONTEPO treatment group, and 231 patients were in the PIP-TAZ treatment group. The incidence of premature discontinuation from study drug was low and similar between treatment groups (6.0% in the CONTEPO treatment group compared to 3.9% in the PIP-TAZ treatment group), and the incidence of not completing the study through the last follow-up visit, or LFU, which occurred on the 24th through 28th day after completion of seven days of treatment with the study drug, or after up to 14 days of treatment for patients with concurrent bacteremia, was 5.2% in the CONTEPO group compared to 0.9% in the PIP-TAZ group.

        In the ZEUS Study, CONTEPO was non-inferior to PIP-TAZ for the primary efficacy outcome of overall success, which was defined as clinical cure and microbiologic eradication at TOC. Overall success occurred in 64.7% of CONTEPO patients and 54.5% of PIP-TAZ patients. The treatment difference between the CONTEPO and PIP-TAZ groups was 10.2%, with a 95% confidence interval (–0.4, 20.8). Additionally, the lower bound of the 95% confidence interval met the pre-specified non-inferiority margin of –15%, demonstrating that CONTEPO was non-inferior to PIP-TAZ in the study. In a post-hoc primary efficacy analysis using results of blinded PFGE molecular typing of urinary tract pathogens, this difference was even greater (69.0% CONTEPO patients compared to 57.3% PIP-TAZ patients, with a treatment difference of 11.7%, with a 95% confidence interval (1.3, 22.1). Overall success rates were driven by microbiologic eradication rates, as clinical cure rates were greater than 90% and treatment differences were small at TOC. Using the PFGE molecular typing, the microbiologic eradication rates in the m-MITT population at the TOC were 70.7% for patients receiving CONTEPO compared to 60.1% for patients receiving PIP-TAZ. These rates were consistent with those observed in some contemporary cUTI studies, and most patients with microbiologic persistence at TOC had identifiable reasons or risk factors for persistence, such as functional or anatomical abnormalities of the urogenital tract, recent or indwelling urinary tract catheterization, elevated minimum inhibitory concentration, or MIC, to the study drug received, abbreviated study drug therapy, or other underlying co-morbidities. Of note, a majority of patients with microbiologic persistence at TOC were clinical cures at TOC, did not require rescue antimicrobial therapy, and remained sustained cures at LFU.

        The identity and frequency of pathogens recovered at baseline from patients in the ZEUS Study were similar in both the CONTEPO and PIP-TAZ treatment groups. The most common pathogens identified were Enterobacteriaceae, identified in 96.2% of the CONTEPO patients and 94.9% of the PIP-TAZ patients, including E. coli, identified in 72.3% of the CONTEPO patients and 74.7% of the PIP-TAZ patients; K. pneumoniae, identified in 14.7% of the CONTEPO patients and 14.0% of the PIP-TAZ patients; Enterobacter cloacae species complex, identified in 4.9% of the CONTEPO patients and 1.7% of the PIP-TAZ patients; and Proteus mirabilis, identified in 4.9% of the CONTEPO patients and 2.8% of the PIP-TAZ patients. Gram-negative aerobes other than Enterobacteriaceae included Psuedomonas aeruginosa, which was identified in 4.3% of the CONTEPO patients and 5.1% of the PIP-TAZ patients, and Acinetobacter baumannii-calcoaceticus species complex, identified in 1.1% of the CONTEPO patients and no PIP-TAZ patients. These pathogens are representative of the pathogens that have been recovered in other studies of patients with cUTI or AP. For the predominant pathogens E. coli and K. pneumoniae, the clinical cure rates at TOC for CONTEPO were greater than 90% for both pathogens, and microbiologic eradication rates were 68.4%, or 72.9% with PFGE analysis, for E. coli, and 66.7% for K. pneumoniae on both a non-PFGE analysis and PFGE analysis-basis.

        A total of 42.1% CONTEPO patients and 32.0% PIP-TAZ patients experienced at least one treatment-emergent adverse event, or TEAE. Most TEAEs were mild or moderate in severity, and severe TEAEs were uncommon (2.1% of CONTEPO patients and 1.7% of PIP-TAZ patients). The most common TEAEs in both treatment groups were transient, asymptomatic laboratory abnormalities and gastrointestinal events. Treatment-emergent serious adverse events, or SAEs, were uncommon in both treatment groups (2.1% of CONTEPO patients and 2.6% of PIP-TAZ patients). There were no deaths in the study and one SAE in each treatment group was deemed related to the study drug (hypokalemia in a CONTEPO patient and renal impairment in a PIP-TAZ patient), leading to study drug discontinuation in the PIP-TAZ patient. Study drug discontinuations due to TEAEs were infrequent and similar between treatment groups (3.0% of CONTEPO patients and 2.6% of PIP-TAZ patients).

        The most common laboratory abnormality TEAEs were increases in the levels of alanine aminotransferase (8.6% of CONTEPO patients and 2.6% of PIP-TAZ patients) and aspartate transaminase (7.3% of CONTEPO patients and 2.6% of PIP-TAZ patients). None of the aminotransferase elevations were symptomatic or treatment-limiting, and none of the patients met the criteria for Hy's Law. Outside of the United States, elevated liver aminotransferases are listed among undesirable effects in labeling for IV fosfomycin.

        Hypokalemia occurred in 71 of 232 (30.6%) CONTEPO patients and 29 of 230 (12.6%) PIP-TAZ patients. Most decreases in potassium levels were mild to moderate in severity. Shifts in potassium levels from normal at baseline to hypokalemia, as determined by worst post-baseline hypokalemia values, were more frequent in the CONTEPO group than the PIP-TAZ group for mild (17.7% compared to 11.3%), moderate (11.2% compared to 0.9%), and severe (1.7% compared to 0.4%) categories of hypokalemia. Hypokalemia was deemed a TEAE in 6.4% of patients receiving CONTEPO and 1.3% of patients receiving PIP-TAZ, and all cases were transient and asymptomatic. While no significant cardiac adverse events were observed in the ZEUS Study, post-baseline QT intervals calculated using Fridericia's formula, or QTcF, of greater than 450 to less than or equal to 480 msec (baseline QTcF of less than or equal to 450 msec) occurred at a higher frequency in CONTEPO patients (7.3%) compared to PIP-TAZ patients (2.5%). In the CONTEPO arm, these results appear to be associated with the hypokalemia associated with the salt load of the IV formulation. Only one patient in the PIP-TAZ group had a baseline QTcF of less than or equal to 500 msec and a post-baseline QTcF of greater than 500 msec.

Phase 1 Pediatric Clinical Trial

        In June 2018, we initiated a phase 1, non-comparative, open-label study of the pharmacokinetics and safety of a single dose of CONTEPO in pediatric subjects less than 12 years of age receiving standard-of-care antibiotic therapy for proven or suspected infection or peri-operative prophylaxis. A total of 24 patients are expected to be enrolled at up to ten clinical sites in the United States. We anticipate completing enrollment in this study in late 2020.

Potential Additional Indications for CONTEPO

        Fosfomycin has a long history of use outside the United States in a variety of indications beyond cUTI. The FDA has granted both Fast Track and QIDP designations for the investigation of CONTEPO for the following indications in addition to cUTI:

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  Complicated intra-abdominal infections (cIAI)

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  Hospital-acquired bacterial pneumonia (HABP)

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  Ventilator-associated bacterial pneumonia (VABP)

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  Acute bacterial skin and skin structure infections (ABSSSI)

        Although we have no current plans to finance development of CONTEPO for indications other than cUTI, including AP, these designations make CONTEPO eligible for Fast Track and GAIN incentives. We may in the future consider additional non-dilutive financing options to advance these programs in the clinic.

        In August 2017, Zavante entered into an agreement with the United States National Institute of Allergy and Infectious Diseases, or NIAID, under which NIAID will conduct a clinical trial to assess CONTEPO's intrapulmonary penetration and pharmacokinetics in support of the product candidate's potential future development as a treatment for HABP and VABP. This bronchoalveolar lavage study, or the BAL study, will measure CONTEPO's pulmonary penetration by assessing drug concentrations in the lining of study subjects' bronchial pathways. Diffusion and saturation of antibiotics in patients' airways are considered important factors in assessing a drug's ability to effectively treat lower-respiratory tract infections. Prior preclinical and clinical investigations of IV fosfomycin have demonstrated that the product candidate penetrates rapidly into tissues and achieves clinically relevant concentrations in urine, soft tissues, lungs and other organs, supporting CONTEPO's potential versatility as an antibiotic treatment option. The protocol for the BAL study is currently under development in conjunction with NIAID, and we anticipate that the study will be initiated in late 2018.

Commercialization Strategy

        Our strategic intention, supported by CONTEPO's differentiated profile, is to establish CONTEPO as the standard of care in the United States for hospitalized patients with serious infections caused by suspected or confirmed MDR bacteria. We plan to use a targeted sales force to promote CONTEPO to hospital-based healthcare professionals in key locations within the United States where MDR infections, including CRE, are concentrated. These include roughly 900 hospitals in resistance hotspots such as New York City, Los Angeles and Chicago, and other major population centers. We also plan to deploy a highly experienced medical science liaison team to provide appropriate medical education.

Competition

        If approved, we expect CONTEPO will face competition from commercially available antibiotics such as ceftazidime-avibactam, meropenem-vaborbactam, tigecycline, plazomicin, from other products currently in development for the treatment of cUTI, including AP, such as imipenem-relebactam (under Phase 3 clinical development by Merck), cefiderocol (under Phase 3 clinical development by Shionogi), eravacycline (under development by Tetraphase), sulbactam-ETX2514 (under development by Entasis), and LYS228 (under development by Novartis), as well as generically available agents including carbapenems, aminoglycosides, and polymyxins. However, we believe CONTEPO's differentiated mechanism of action and activity against MDR pathogens create the potential for CONTEPO to be an appropriate initial therapy to allow clinicians to spare carbapenems and other last line therapies.

Manufacturing

        We rely on third parties to manufacture CONTEPO for use in clinical trials and potential commercial supply, and our strategy is to outsource all manufacturing, packaging, testing, serialization and distribution of this product candidate. However, we have significant in-house knowledge and experience in the relevant manufacturing and supply chain processes associated with CONTEPO.

        We have entered into agreements with third-party manufacturers for the long-term, commercial supply of CONTEPO. We obtain fosfomycin disodium, the active ingredient in CONTEPO, from a single, third-party manufacturer under an exclusive manufacturing and supply agreement for the United States. A separate third-party manufacturer is responsible for filling the product into vials, the primary container closure system. Bulk filled vials are shipped to another third-party manufacturer for labeling, serialization and final packaging.

"At-The-Market" Offering Program

        On March 16, 2018, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., or Cantor Fitzgerald, as agent, pursuant to which we may offer and sell ordinary shares, nominal value $0.01 per share, for aggregate gross sale proceeds of up to $50,000,000 from time to time through Cantor Fitzgerald under an "at-the-market" offering program. As of the date of this prospectus supplement, we have issued and sold an aggregate of 4,243,096 ordinary shares under our "at-the-market" offering program for aggregate gross sale proceeds of $22.8 million, before deducting sales commissions and offering expenses. From March 31, 2018 to the date of this prospectus supplement, we issued and sold 725,585 ordinary shares under our "at-the-market" offering program for gross sale proceeds of $3.4 million, before deducting sales commissions and offering expenses.

Our Corporate Information

        Our predecessor was incorporated in October 2005 in Austria under the name Samisa Beteiligungsverwaltungs GmbH, a limited liability company organized under Austrian law, as a spin-off from Sandoz GmbH. In February 2006, our predecessor changed its name to Nabriva Therapeutics Forschungs GmbH and commenced operations. In 2007, our predecessor transformed into an Austrian stock corporation (Aktiengesellschaft) under the name Nabriva Therapeutics AG, or Nabriva Austria. On March 1, 2017, we were incorporated in Ireland under the name Hyacintho 2 plc, and were renamed to Nabriva Therapeutics plc on April 10, 2017, in order to facilitate the change of the jurisdiction of incorporation of the ultimate holding company of the Nabriva Austria group of companies from Austria to Ireland. On June 23, 2017, we became the successor issuer to Nabriva Austria for certain purposes under both the Securities Act of 1933 and the Securities Exchange Act of 1934. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva Austria for ordinary shares of ours, which resulted in our becoming the ultimate holding company of Nabriva Austria (the predecessor registrant and former ultimate holding company) and its subsidiaries, which we refer to as the Redomiciliation. See "Special Note Regarding the Redomiciliation" in this prospectus supplement. Our principal executive offices are located at 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is +353 1 649 2000. Our U.S. operations are conducted by our wholly-owned subsidiary Nabriva Therapeutics US, Inc., a Delaware corporation established in August 2014 and located at 1000 Continental Drive, Suite 600, King of Prussia, PA 19406 and its telephone number is (610) 816-6640.

        Our website address is www.nabriva.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement and the accompany prospectus solely as an inactive textual reference.

        In this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to "Nabriva," "Nabriva Ireland," "we," "us," "our" and similar references refer to Nabriva Therapeutics plc and its consolidated subsidiaries. References to "Nabriva Austria" refer to Nabriva Therapeutics AG, our predecessor.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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  an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

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  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

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  reduced disclosure about the company's executive compensation arrangements; and

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  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

        We may take advantage of these provisions until December 31, 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a "large accelerated filer," with at least more than $700 million in market value of our share capital held by non-affiliates; or the issuance by us of more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus supplement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

        In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

THE OFFERING

Ordinary shares offered by us	18,181,818 shares
Ordinary shares to be outstanding immediately following this offering	66,484,159 shares
Underwriters' option to purchase additional shares

We have granted the underwriters an option to purchase up to an additional 2,727,272 ordinary shares at the public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus supplement.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $46.1 million (or approximately $53.1 million if the underwriters exercise in full their option to purchase additional shares).

We currently estimate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, to fund the preparations for potential regulatory submissions for marketing approval of lefamulin for CABP in the United States and the European Union and CONTEPO for cUTI in the United States; to fund investments in our commercial and medical affairs organization; to fund investments in our supply chain, including building active pharmaceutical ingredient safety stock for the commercial supply of lefamulin and CONTEPO; and for working capital and other general corporate purposes.

See the "Use of Proceeds" section in this prospectus supplement for more information.
Risk Factors

You should read the "Risk Factors" section of this prospectus supplement as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to invest in our ordinary shares.

Nasdaq Global Market symbol	"NBRV"

        The number of ordinary shares to be outstanding after this offering is based on 48,302,341 ordinary shares outstanding as of July 25, 2018, including 7,336,906 ordinary shares issued on July 24, 2018 in connection with the Acquisition. The number of ordinary shares to be outstanding after this offering excludes:

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  815,186 ordinary shares issuable upon release of the Holdback Shares and other ordinary shares issuable, subject to the terms of the Merger Agreement;

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  5,817,418 ordinary shares issuable upon the exercise of stock options outstanding as of July 25, 2018, at a weighted average exercise price of $6.84 per share;

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  477,450 ordinary shares issuable upon the vesting of outstanding restricted stock units as of July 25, 2018; and

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  2,612,423 additional ordinary shares available for future issuance as of July 25, 2018 under our 2017 Share Incentive Plan.

    Unless otherwise indicated, all information in this prospectus supplement assumes:

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  no exercise of the outstanding options described above; and

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  no exercise by the underwriters of their option to purchase up to 2,727,272 additional ordinary shares.

        In addition, the disclosure above does not reflect the $27.2 million of ordinary shares that remained available for sale at July 25, 2018 under our "at-the-market" offering program, pursuant to which we may issue and sell ordinary shares from time-to-time pursuant to a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald, subject to the lockup restrictions described under "Underwriters."

        Certain of our existing principal shareholders and their affiliated entities have indicated an interest in purchasing an aggregate of approximately $26.5 million of ordinary shares in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase fewer ordinary shares than they indicate an interest in purchasing or not to purchase any ordinary shares in this offering.

RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or the SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our ordinary shares could decline and you might lose all or part of your investment.

Risks Related to Our Recent Acquisition of Zavante

         We may fail to realize the anticipated benefits of our Acquisition of Zavante, those benefits may take longer to realize than expected, and we may encounter significant integration difficulties.

        On July 24, 2018, we completed our acquisition, or the Acquisition, of Zavante Therapeutics, Inc., or Zavante, pursuant to an Agreement and Plan of Merger, or the Merger Agreement, dated July 23, 2018. Our ability to realize the anticipated benefits of the Acquisition will depend, to a large extent, on our ability to integrate Zavante and CONTEPO into our business and business strategy and realize anticipated growth opportunities and synergies. We expect that the integration process will be complex, costly and time-consuming. As a result, we will be required to devote significant management attention and resources to integrating Zavante into our business and CONTEPO into our business strategy. The integration process may be disruptive to our business and the expected benefits may not be achieved within the anticipated time frame, or at all. The failure to meet the challenges involved and to realize the anticipated benefits of the Acquisition could cause an interruption of, or a loss of momentum in, our development and commercialization efforts, including with respect to lefamulin and CONTEPO, and could adversely affect our business, financial condition and results of operations.

        Our ability to realize the anticipated benefits of the Acquisition is expected to entail numerous additional material potential difficulties, including, among others:

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  any delay or failure in obtaining marketing approvals for CONTEPO, or any delay or failure to commercialize CONTEPO in the United States thereafter;

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  increased scrutiny from third parties, including regulators, legislative bodies and enforcement agencies, including with respect to product pricing and commercialization matters;

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  changes in laws or regulations that adversely impact the anticipated benefits of the Acquisition;

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  challenges related to the perception by patients, the medical community and third-party payors of CONTEPO for the treatment of complicated urinary tract infections, or cUTIs;

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  disruptions to our manufacturing arrangements with third-party manufacturers, including our manufacturing and supply arrangements with respect to CONTEPO and disruptions to our third-party distribution channel;

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  difficulties in managing the expanded operations of a larger and more complex company following the Acquisition;

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  the diversion of management attention to integration matters;

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  any challenges associated with our chief executive officer transition in connection with the Acquisition;

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  difficulties in achieving the anticipated business opportunities and growth prospects from the Acquisition;

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  the size of the treatable patient population for CONTEPO may be smaller than we believe it is;

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  difficulties in assimilating Zavante employees and in attracting and retaining key personnel; and

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  potential unknown liabilities, adverse consequences, unforeseen increased expenses or other unanticipated problems associated with the Acquisition.

        Many of these factors are outside of our control, and any one of them could result in increased costs, decreased expected revenues and further diversion of management time and energy, which could materially adversely impact our business, financial condition and results of operations.

        Upfront consideration for the Acquisition is comprised of 8,152,092 of our ordinary shares, including the 815,186 ordinary shares that are issuable upon release of the Holdback Shares subject to the terms of the Merger Agreement. Pursuant to the Merger Agreement, former Zavante stockholders are also entitled to receive from us, subject to the terms and conditions of the Merger Agreement, up to $97.5 million in contingent consideration, of which $25 million would become payable upon the first approval of a new drug application from the U.S. Food and Drug Administration, or the FDA, for CONTEPO for injection for any indication, or the Approval Milestone Payment, and an aggregate of up to $72.5 million would become payable upon the achievement of specified net sales milestones, or the Net Sales Milestone Payments. Subject to approval of our shareholders of the issuance of our ordinary shares in satisfaction of the milestone payments, the Approval Milestone Payment will be settled in our ordinary shares and we will have the right to settle the Net Sales Milestone Payments in ordinary shares. In the absence of obtaining such shareholder approval, all milestone payments will be settled in cash. The issuance of our ordinary shares in connection with the closing of the Acquisition was dilutive to our existing shareholders, and the future issuance of our ordinary shares to satisfy our milestone payment obligations would be further dilutive to our then existing shareholders. If we are unable to obtain shareholder approval in connection with the Approval Milestone Payment, the need to satisfy this obligation in cash may have an adverse effect on our liquidity.

        Also, following the Acquisition, we now possess certain liabilities and obligations, including contractual liabilities and obligations, that were assumed by us upon closing of the Acquisition. Prior to the Acquisition, former Zavante stockholders and SG Pharmaceuticals, Inc. entered into a stock purchase agreement, dated as of May 5, 2015, or the Stock Purchase Agreement, pursuant to which SG Pharmaceuticals, Inc. acquired all of the outstanding capital stock of Zavante from the Zavante selling stockholders and SG Pharmaceuticals, Inc., subsequently merged with and into Zavante, with Zavante as the surviving entity. Pursuant to the Stock Purchase Agreement, Zavante (as successor to SG Pharmaceuticals, Inc.) is obligated to make milestone payments to the selling stockholders of $3.0 million upon marketing approval by the FDA with respect to any oral, intravenous or other form of fosfomycin, or the Zavante Products, and milestone payments of up to $26 million in the aggregate upon the occurrence of various specified levels of net sales with respect to the Zavante Products. In addition, Zavante is obligated to make annual royalty payments to the Selling Stockholders of a mid single-digit percentage of net sales of Zavante Products, subject to adjustment based on net sales thresholds and with such percentage reduced to low single-digits if generic fosfomycin products account for half of the applicable market on a product-by-product and country-by-country basis. The Stock Purchase Agreement also provides that Zavante will pay to the Selling Stockholders a mid single-digit percentage of transaction revenue in connection with the consummation of the grant, sale, license or transfer of market exclusivity rights for a qualified infectious disease product (within the meaning of the 21st Century Cures Act, or the Cures Act) related to a Zavante Product.

        In addition, we expect to incur expenses related to the continued development, regulatory approval process and commercialization with respect to CONTEPO. Zavante has entered into a manufacturing and supply agreement with Fisiopharma, S.r.l. pursuant to which Zavante has an obligation to purchase a minimum percentage of its commercial requirements of CONTEPO in the United States. Zavante has also entered into a manufacturing and exclusive supply agreement with Laboratorios ERN, S.A., pursuant to which Laboratorios ERN, S.A. has agreed to supply Zavante with certain technical documentation and data as required for submission of an NDA or an abbreviated new drug application for CONTEPO and certain regulatory support in connection with the commercial sale and use of CONTEPO in the United States, and which provides for payments to Laboratorios ERN, S.A. of a one-time cash payment upon the first commercial sale of CONTEPO and subsequent quarterly payments thereafter based on the number of vials of CONTEPO sold in the United States during each quarter.

        Because we have limited financial resources, by investing in the Acquisition, we may forgo or delay pursuit of other opportunities that may have proven to have greater commercial potential. Further, it is possible that undisclosed, contingent, or other liabilities or problems may arise in the future of which we were previously unaware. These undisclosed liabilities could have an adverse effect on our business, financial condition and results of operations.

        All of these factors could decrease or delay the expected accretive effect of the Acquisition and negatively impact our stock price. As a result, it cannot be assured that the Acquisition will result in the full realization of the benefits anticipated from the Acquisition or in the anticipated time frames or at all.

Risks Related to Our Financial Position and Need for Additional Capital

         We have incurred significant losses since our inception. We expect to incur losses for at least the next several years and may never generate profits from operations or maintain profitability.

        Since inception, we have incurred significant operating losses. Our net losses were $13.3 million for the three months ended March 31, 2018, $74.4 million for the year ended December 31, 2017, $54.9 million for the year ended December 31, 2016 and $47.0 million for the year ended December 31, 2015. As of March 31, 2018, we had an accumulated deficit of $292.5 million. Zavante has also incurred net operating losses since its inception. Zavante's net losses were $12,369,169 for the year ended December 31, 2017 and $23,501,886 for the year ended December 31, 2016. To date, we have financed our operations primarily through the sale of our equity securities, convertible loans and research and development support from governmental grants and loans. We have devoted substantially all of our efforts to research and development, including clinical trials. We have not completed development of any drugs. We expect to continue to incur significant expenses and increasing operating losses for at least the next several years, including in connection with our continued development, regulatory approval efforts and commercialization of lefamulin and CONTEPO. The net losses we incur may fluctuate significantly from quarter-to-quarter and year-to-year.

        We initiated the our first Phase 3 global, pivotal clinical trial of lefamulin, which we refer to as Lefamulin Evaluation Against Pneumonia 1, or LEAP 1, in September 2015, and we initiated our second Phase 3 global, pivotal clinical trial of lefamulin, which we refer to as Lefamulin Evaluation Against Pneumonia 2, or LEAP 2, in April 2016. In September 2017, we announced positive topline results for LEAP 1. In December 2017, we announced completion of enrollment for LEAP 2. In May 2018, we announced positive topline results from LEAP 2. LEAP 2 evaluated the safety and efficacy of 5 days of oral lefamulin compared to 7 days of oral moxifloxacin in adult patients with moderate community-acquired bacterial pneumonia, or CABP. We expect to submit a new drug application, or NDA, for marketing approval of lefamulin for the treatment of CABP in adults in the United States in the fourth quarter of 2018. We also expect to submit a marketing authorization application, or MAA, for lefamulin for the treatment of CABP in adults in Europe a few months after our NDA filing. We also continue to characterize the clinical pharmacology of lefamulin. If we obtain marketing approval of lefamulin for CABP or another indication, we also expect to incur significant additional sales, marketing, distribution and manufacturing expenses.

        In June 2016, the first patient was enrolled by Zavante in its pivotal ZTI-01 Efficacy and Safety Study of CONTEPO, which we refer to as the ZEUS Study. In April 2017, Zavante announced positive topline results of the ZEUS Study. The ZEUS Study was a multicenter, randomized, parallel-group, double-blind Phase 2/3, pivotal clinical trial designed to evaluate safety, tolerability, efficacy and pharmacokinetics of seven days of treatment, or up to 14 days of treatment for patients with concurrent bacteremia, with CONTEPO compared to piperacillin-tazobactam, or PIP-TAZ, in the treatment of hospitalized adults with cUTI or acute pyelonephritis, or AP. We expect to submit an NDA for marketing approval of CONTEPO for the treatment of cUTI, including AP, in the United States in the fourth quarter of 2018. In June 2018, Zavante initiated a Phase 1, non-comparative, open-label study of the pharmacokinetics and safety of a single dose of CONTEPO in pediatric subjects less than 12 years of age receiving standard-of-care antibiotic therapy for proven or suspected infection or peri-operative prophylaxis. We anticipate completing enrollment in this study in late 2020. We also intend to continue to characterize the clinical pharmacology of CONTEPO. If we obtain marketing approval of CONTEPO for cUTI, including AP, or another indication, we also expect to incur significant additional sales, marketing, distribution and manufacturing expenses.

        On July 24, 2018, we completed our Acquisition of Zavante. Upfront consideration in connection with the Acquisition is 8,152,092 of our ordinary shares, including the 815,186 ordinary shares that are issuable upon release of the Holdback Shares subject to the terms of the Merger Agreement. Pursuant to the Merger Agreement, former Zavante stockholders are also entitled to receive from us up to $97.5 million in contingent consideration, consisting of the Approval Milestone Payment and the Net Sales Milestone Payment, subject to the terms and conditions of the Merger Agreement. In connection with the Acquisition, we assumed certain payment obligations under the Stock Purchase Agreement and Zavante manufacturing agreements acquired in the Acquisition. See "—Risks Related to Our Recent Acquisition of Zavante—We may fail to realize the anticipated benefits of our Acquisition of Zavante, those benefits may take longer to realize than expected, and we may encounter significant integration difficulties."

        In addition, our expenses will increase if and as we:

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  initiate or continue the research and development of lefamulin and CONTEPO for additional indications and of our other product candidates;

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  seek to discover and develop additional product candidates;

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  seek marketing approval for any product candidates that successfully complete clinical development;

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  are required by the FDA, EMA or other regulators to conduct additional clinical trials prior to or after approval;

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  continue to build a medical affairs, sales, marketing and distribution infrastructure and scale up manufacturing capabilities to commercialize any product candidates for which we receive marketing approval;

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  in-license or acquire other products, product candidates or technologies;

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  maintain, expand and protect our intellectual property portfolio;

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  expand our physical presence in the United States and Ireland;

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  establish and expand manufacturing arrangements with third parties; and

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  add operational, financial and management information systems and personnel, including personnel to support our product development, our operations as a larger company following the Acquisition and our operations as a public company in addition to our planned future commercialization efforts.

        Our ability to generate profits from operations, and to become and remain profitable, depends on our ability to successfully develop and commercialize drugs that generate significant revenue. Based on our current plans, we do not expect to generate significant revenue unless and until we obtain marketing approval for, and commercialize, lefamulin and CONTEPO. We do not expect to obtain marketing approval before 2019, if at all. This will require us to be successful in a range of challenging activities, including:

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  applying for and obtaining marketing approval for lefamulin and CONTEPO;

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  expanding medical affairs, sales, marketing and distribution capabilities to effectively market and sell lefamulin and CONTEPO in the United States;

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  establishing and maintaining collaboration, distribution or other marketing arrangements with third parties to commercialize lefamulin in markets outside the United States;

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  protecting our rights to our intellectual property portfolio related to lefamulin and CONTEPO;

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  establishing and maintaining arrangements for the manufacture of and obtaining commercial quantities of lefamulin and CONTEPO; and

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  negotiating and securing adequate reimbursement from third-party payors for lefamulin and CONTEPO.

        We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to generate profits from operations. Even if we do generate profits from operations, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to generate profits from operations, and to become and remain profitable, would decrease the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product offerings or continue our operations. A decline in the value of our company could also cause our shareholders to lose all or part of their investment.

         We will need substantial additional funding. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our product development programs or future commercialization efforts.

        We expect to continue to incur substantial costs in connection with our ongoing activities, particularly as we potentially seek marketing approval for lefamulin, CONTEPO and, possibly, other product candidates and continue our research activities. Our expenses will increase if we suffer any regulatory delays or are required to conduct additional clinical trials to satisfy regulatory requirements. If we obtain marketing approval for lefamulin, CONTEPO or any other product candidate that we develop, in-license or acquire, we expect to incur significant commercialization expenses related to product sales, marketing, distribution and manufacturing.

        Furthermore, we expect to continue to incur additional costs associated with operating as a public company and as a larger company with a commercial rather than a research and development focus following the Acquisition. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts.

        We expect that our existing cash, cash equivalents and short-term investments, together with the proceeds from this offering, as well as anticipated near-term milestone payments under our license agreement with Sinovant Sciences, Ltd. and anticipated research premiums from the Austrian government for our qualified 2017 research and development expenditures will be sufficient to fund our operating expenses and capital expenditures into the first quarter of 2020. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. This estimate assumes, among other things, that we do not obtain any additional funding through grants and clinical trial support, collaboration agreements, equity or debt financings.

        We expect to seek additional funding in future periods for purposes of investment in our commercial and medical affairs organization, as well as investing in our supply chain in an effort to enhance the potential commercial launch of lefamulin and CONTEPO.

        Our future capital requirements will depend on many factors, including:

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  the costs and timing of process development and manufacturing scale-up activities associated with lefamulin and CONTEPO;

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  the costs, timing and outcome of regulatory review of lefamulin and CONTEPO;

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  the costs of commercialization activities for lefamulin and CONTEPO if we receive, or expect to receive, marketing approval, including the costs and timing of establishing product sales, marketing, distribution and outsourced manufacturing capabilities, including the costs of building finished product inventory and its components in preparation of initial marketing of lefamulin and CONTEPO;

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  subject to receipt of marketing approval, revenue received from commercial sales of lefamulin and CONTEPO;

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  the costs of developing lefamulin and CONTEPO for the treatment of additional indications;

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  our ability to establish collaborations on favorable terms, if at all;

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  the scope, progress, results and costs of product development of any other product candidates that we may develop;

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  the extent to which we in-license or acquire rights to other products, product candidates or technologies;

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  the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property-related claims;

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  the continued availability of Austrian governmental grants;

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  the rate of the expansion of our physical presence in the United States and Ireland;

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  the costs of operating as a larger company with a commercial rather than a research and development focus following the Acquisition; and

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  the costs of operating as a public company in the United States.

        Our commercial revenues, if any, will be derived from sales of lefamulin, CONTEPO or any other products that we successfully develop, in-license or acquire, none of which we expect to be commercially available for more than a year, if at all. In addition, if approved, lefamulin, CONTEPO or any other product candidate that we develop, in-license or acquire may not achieve commercial success. Accordingly, we will need to obtain substantial additional financing to achieve our business objectives.

        Adequate additional financing may not be available to us on acceptable terms, or at all. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

         Raising additional capital may cause dilution to our security holders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

        Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, collaborations, and funding from local and international government entities and non-government organizations in the disease areas addressed by our product candidates and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a security holder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, debt service obligations under any debt financings may limit the availability of our cash for other purposes, and we may be unable to make interest payments or repay the principal of such debt financings when due.

        On March 16, 2018, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., or Cantor Fitzgerald, as agent, pursuant to which we may offer and sell ordinary shares, nominal value $0.01 per share, for aggregate gross sale proceeds of up to $50,000,000 from time to time through Cantor Fitzgerald under an "at-the-market" offering program. As of July 25, 2018, $27.2 million of ordinary shares remained available for sale under our "at-the-market" offering. If a large number of our ordinary shares is sold in the public market after they become eligible for sale or if we make additional sales under our "at-the-market" offering program, the sales could cause dilution to our security holders, reduce the trading price of our ordinary shares and impede our ability to raise future capital.

        In addition, in connection with the closing of the Acquisition, we issued 7,336,906 of our ordinary shares to former Zavante stockholders as initial upfront consideration. An additional 815,186 of ordinary shares will be issued to former Zavante Stockholders upon release of the Holdback Shares, subject to reduction in respect of certain indemnification and other obligations pursuant to the Merger Agreement. While these shares are currently and, with respect to the Holdback Shares will be, restricted as a result of securities laws, following expiration of applicable holding periods, these shares will be able to be freely sold in the public market, subject to any requirements and restrictions, including any applicable volume limitations, imposed by Rule 144 under the Securities Act. In addition, the Merger Agreement provides that we may issue up to an additional $97.5 million in our ordinary shares to former Zavante stockholders upon the achievement of specified regulatory and commercial milestones in the future and obligates us to provide registration rights with respect to the registration for resale of such additional ordinary shares that may become issuable upon the achievement of such milestones. The issuance of our ordinary shares to satisfy the milestone payments could cause dilution to our equity holders, and the sale or resale of these shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in our stock price. Such a decline would adversely affect our investors and also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

        If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

         Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

        Our operations to date have been limited to organizing and staffing our company, developing and securing our technology, raising capital and undertaking preclinical studies and clinical trials of our product candidates. We have not yet demonstrated our ability to successfully complete development of any product candidates, obtain marketing approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history.

        In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Also, we may encounter delays or difficulties in our efforts to, or fail to, successfully integrate the operations of Zavante into our business and CONTEPO into our business strategy. Moreover, we will need to transition from a company with a research and development focus to a company capable of supporting commercial activities. We may not be successful in such a transition.

         We have relied on, and expect to continue to rely on, certain government grants and funding from the Austrian government. Should these funds cease to be available, or our eligibility be reduced, or if we are required to repay any of these funds, this could impact our ongoing need for funding and the timeframes within which we currently expect additional funding will be required.

        As a company that carries out extensive research and development activities, we benefit from the Austrian research and development support regime, under which we are eligible to receive a research premium from the Austrian government equal to 14% (12% for the fiscal years 2016 and 2017 and 10%, in the case of fiscal years prior to 2016) of a specified research and development cost base. Qualifying expenditures largely comprise research and development activities conducted in Austria, however, the research premium is also available for certain related third-party expenses with additional limitations. We received research premiums of $5.9 million for the year ended December 31, 2016 and $4.3 million for the year ended December 31, 2015. We have not received any research premium for our qualified 2017 expenditures as of March 31, 2018. As we increase our personnel and expand our business outside of Austria, including as a result of the Acquisition, we may not be able to continue to claim research premiums to the same extent as we have in previous years, as some research and development activities may no longer be considered to occur in Austria. As research premiums that have been paid out already may be audited by the tax authorities, there is a risk that parts of the submitted cost base may not be considered as eligible and therefore repayments may have to be made.

         The intended efficiency of our corporate structure depends on the application of the tax laws and regulations in the countries where we operate, and we may have exposure to additional tax liabilities or our effective tax rate could change, which could have a material impact on our results of operations and financial position.

        As a company with international operations, we are subject to income taxes, as well as non-income based taxes, in both the United States and various foreign jurisdictions. We have designed our corporate structure, the manner in which we develop and use our intellectual property, and our intercompany transactions between our subsidiaries in a way that is intended to enhance our operational and financial efficiency. The application of the tax laws and regulations of various countries in which we operate and to our global operations is subject to interpretation. We also must operate our business in a manner consistent with our corporate structure to realize such efficiencies. The tax authorities of the countries in which we operate may challenge our methodologies for valuing developed technology or for transfer pricing. If, for one or more of these reasons, tax authorities determine that the manner in which we operate results in our business not achieving the intended tax consequences, our effective tax rate could increase and harm our financial position and results of operations.

        A change in the tax law in the jurisdictions in which we do business, including an increase in tax rates, an adverse change in the treatment of an item of income or expense, a decrease in tax rates in a jurisdiction in which we have significant deferred tax assets, or a new or different interpretation of applicable tax law, could result in a material increase in tax expense.

Risks Related to Product Development and Commercialization

         We depend heavily on the success of, lefamulin, which we are developing for CABP and other indications, and CONTEPO, which we are developing for cUTI, including AP. If we are unable to obtain marketing approvals for lefamulin or CONTEPO, or if thereafter we fail to commercialize lefamulin or CONTEPO or experience significant delays in doing so, our business will be materially harmed.

        We have invested a significant portion of our efforts and financial resources in the development of lefamulin and, most recently, in CONTEPO in connection with the Acquisition. There remains a significant risk that we will fail to successfully develop lefamulin for CABP or any other indication or CONTEPO for cUTI.

        In September 2017, we announced positive topline results for LEAP 1. Patient enrollment for LEAP 2 was completed in December 2017. In May 2018, we announced positive topline results from LEAP 2. We expect to submit a new drug application, or NDA, for marketing approval of lefamulin for the treatment of CABP in adults in the United States in the fourth quarter of 2018. We also expect to submit a marketing authorization application, or MAA, for lefamulin for the treatment of CABP in adults in Europe a few months after our NDA filing.

        In July 2016, Zavante initiated the ZEUS Study. In April 2017, Zavante announced positive topline results of the ZEUS Study. We expect to submit an NDA for marketing approval of CONTEPO for the treatment of cUTI, including AP, in the United States in the fourth quarter of 2018. In June 2018, Zavante initiated a phase 1, non-comparative, open-label study of the pharmacokinetics and safety of a single dose of CONTEPO in pediatric subjects less than 12 years of age receiving standard-of-care antibiotic therapy for proven or suspected infection or peri-operative prophylaxis. We anticipate completing enrollment in this study in late 2020. We also intend to continue to characterize the clinical pharmacology of CONTEPO.

        If we obtain marketing approval of lefamulin for CABP, or any other indication, and CONTEPO for cUTI, including AP, we also expect to incur significant additional sales, marketing, distribution and manufacturing expenses.

        Our ability to generate product revenues, which may not occur for several years, if ever, will depend heavily on our obtaining marketing approval for and commercializing lefamulin and CONTEPO when and as we expect and our ability to successfully integrate Zavante into our business and CONTEPO into our business strategy. The success of lefamulin and CONTEPO will depend on a number of factors, including the following:

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  establishing and maintaining arrangements with third-party manufacturers for commercial supply and receiving regulatory approval of our manufacturing processes and our third-party manufacturers' facilities from applicable regulatory authorities;

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  receipt of marketing approvals from applicable regulatory authorities for lefamulin for the treatment of CABP and CONTEPO for the treatment of cUTI, including AP;

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  launching commercial sales of lefamulin and CONTEPO, if and when approved, in collaboration with third parties;

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  acceptance of lefamulin and CONTEPO, if and when approved, by patients, the medical community and third-party payors;

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  effectively competing with other therapies;

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  maintaining a continued acceptable safety profile of lefamulin and CONTEPO following approval;

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  obtaining and maintaining patent and trade secret protection and regulatory exclusivity; and

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  protecting our rights in our intellectual property portfolio.

        Successful development of lefamulin and CONTEPO for the treatment of additional indications, if any, or for use in other patient populations and our ability, if it is approved, to broaden the labels for lefamulin and CONTEPO will depend on similar factors.

        If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize lefamulin for CABP or for any other indications or CONTEPO for cUTI, including AP, which would materially harm our business.

         If clinical trials of lefamulin, CONTEPO or any of our other product candidates fail to demonstrate safety and efficacy to the satisfaction of the U.S. Food and Drug Administration, or FDA, regulatory authorities in the European Union, or other regulatory authorities or do not otherwise produce favorable results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of lefamulin, CONTEPO or any other product candidate.

        Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical development and early clinical trials, including Phase 1 clinical trials, in addition to extensive later-stage Phase 3 clinical trials, to demonstrate the safety and efficacy of our product candidates in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. The design of a clinical trial can determine whether its results will support approval of a product, and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced or completed. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. In connection with the ZEUS Study in which CONTEPO met the primary endpoint of statistical non-inferiority versus piperacillin/tazobactam, Zavante conducted a post-hoc primary efficacy analysis of CONTEPO using results of blinded pulsed-field gel electrophoresis molecular typing of urinary tract pathogens. Regulatory authorities typically give greater weight to results from pre-specified analyses and less weight to results from post-hoc, retrospective analyses. While we believe this post-hoc analysis is illustrative information, the FDA may ultimately have a different interpretation of any of our data that may be based on such post-hoc analysis. Also, in advance of our NDA submission for CONTEPO, we are required to complete a four-week Good Laboratory Practice toxicology study.

        If we are required to conduct additional clinical trials or other testing or studies of lefamulin, CONTEPO or any other product candidate that we develop beyond those that we contemplate, if we are unable to successfully complete our clinical trials or other testing or studies, if the results of these trials, tests or studies are not positive or are only modestly positive, if there are safety concerns or if they are otherwise not acceptable to the FDA, we may:

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  be delayed in obtaining marketing approval for our product candidates;

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  need to raise capital before we otherwise would or on terms less favorable to us;

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  not obtain marketing approval at all;

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  obtain approval for indications or patient populations that are not as broad as intended or desired;

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  obtain approval with labeling that includes significant use or distribution restrictions or safety warnings, including boxed warnings;

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  be subject to additional post-marketing testing requirements or restrictions; or

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  have the product removed from the market after obtaining marketing approval.

        The occurrence of any of the developments listed above could materially harm our business, financial condition, results of operations and prospects.

         If we experience any of a number of possible unforeseen events in connection with our clinical trials, the potential marketing approval or commercialization of lefamulin, CONTEPO or other product candidates could be delayed or prevented.

        We may experience numerous unforeseen events during, or as a result of, our clinical trials of lefamulin and CONTEPO or other product candidates that could delay or prevent our ability to receive marketing approval or commercialize lefamulin, CONTEPO or our other product candidates, including:

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  clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

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  the number of patients required for clinical trials may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

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  our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

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  regulators, institutional review boards or independent ethics committees may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site or may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

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  we may experience delays in reaching or fail to reach agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

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  we may have to suspend or terminate clinical trials of our product candidates for various reasons, including a finding that the participants are being exposed to unacceptable health or safety risks;

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  the cost of clinical trials of our product candidates may be greater than we anticipate;

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  the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate; and

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  our product candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators, institutional review boards or independent ethics committees to suspend or terminate the trials.

        Our product development costs will increase if we experience delays in enrollment in our clinical development program or our non-clinical development program or in obtaining marketing approvals. We do not know whether any additional non-clinical tests or clinical trials will be required, or if they will begin as planned, or if they will need to be restructured or will be completed on schedule, or at all. Significant non-clinical development program delays, including chemistry, manufacturing and control activities, or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.

         If we experience delays or difficulties in the enrollment of patients in our clinical trials, our receipt of necessary marketing approvals could be delayed or prevented.

        We may not be able to initiate or continue clinical trials for our product candidates, including with respect to lefamulin, CONTEPO or any other product candidate that we develop, if we are unable to locate and enroll a sufficient number of eligible patients to participate in these clinical trials. Some of our competitors have ongoing clinical trials for product candidates that could be competitive with lefamulin and CONTEPO, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors' product candidates.

        Patient enrollment is affected by other factors including:

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  severity of the disease under investigation;

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  eligibility criteria for the clinical trial in question;

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  perceived risks and benefits of the product candidate under study;

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  approval of other therapies to treat the disease under investigation;

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  efforts to facilitate timely enrollment in clinical trials;

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  patient referral practices of physicians;

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  the time of year in which the trial is initiated or conducted;

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  the geographic distribution of global trial sites, given the timing of pneumonia season globally, and the seasonal variation in the number of patients suffering from pneumonia, including a decline in the number of patients with CABP during the summer months;

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  the ability to monitor patients adequately during and after treatment;

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  proximity and availability of clinical trial sites for prospective patients;

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  delays in the receipt of required regulatory approvals, or the failure to receive required regulatory approvals, in the jurisdictions in which clinical trials are expected to be conducted; and

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  delays in the receipt of approvals, or the failure to receive approvals, from the relevant institutional review board or ethics committee at clinical trial sites.

        Enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of the company to decline and limit our ability to obtain additional financing. Our inability to enroll a sufficient number of patients in any of our clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether.

         If serious adverse or undesirable side effects are identified during the development of lefamulin, CONTEPO or any other product candidate that we develop, we may need to abandon or limit our development of that product candidate.

        All of our product candidates are in clinical or preclinical development and their risk of failure is high. It is impossible to predict when or if any of our product candidates will prove effective or safe in humans or will receive marketing approval. If our product candidates are associated with undesirable side effects or have characteristics that are unexpected, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Many compounds that initially showed promise in clinical or earlier stage testing have later been found to cause side effects or other safety issues that prevented further development of the compound.

        In LEAP 1, lefamulin was generally well tolerated and exhibited a similar rate of treatment-emergent adverse events to the comparator drug. However, 104 patients in the lefamulin arm of the trial reported at least one treatment-emergent adverse event and eight patients withdrew from the trial following an adverse event. Furthermore, at least 2.0% of patients in LEAP 1 who were dosed with lefamulin reported the following adverse events: hypokalemia, nausea, insomnia, infusion site pain and infusion site phlebitis. Fewer than 2.0% of trial patients dosed with lefamulin also experienced hypertension and an increase in alanine aminotransaminase, although no patients met Hy's Law criteria, which is an indicator for severe liver damage.

        In addition, lefamulin was well tolerated in our Phase 2 clinical trial for ABSSSI. No patient in the trial suffered any serious adverse events that were found to be related to lefamulin, and no patient in the trial died. Some patients experienced adverse events that were assessed by the investigator as possibly or probably related to study medication. The majority of their symptoms were mild in severity. Four patients discontinued study medication following a drug-related event, three of whom were in a lefamulin treatment group: one patient experienced events of hyperhidrosis, vomiting and headache; one patient experienced infusion site pain; and one patient experienced dyspnea.

        Because the potential for mild effect on electrocardiogram, or ECG, measurements was observed in preclinical studies of lefamulin, we have continued to assess this potential in all human clinical trials of lefamulin we have conducted. In the Phase 2 clinical trial, no change in ECG measurements was considered to be of clinical significance, and no drug-related cardiovascular adverse event was reported. Both lefamulin and vancomycin treatment were associated with a small increase in the QT interval. The QT interval is a measure of the heart's electrical cycle, and a prolonged QT interval is a risk factor for a potential ventricular arrhythmia. In each of LEAP 1 and LEAP 2, while changes in QT that were of potential clinical concern were uncommon, one patient treated with lefamulin had an increase in absolute QT interval to greater than 500 msec.

        There were no systemic adverse events of clinical concern and no drug-related serious adverse events observed in any of our completed Phase 1 clinical trials of lefamulin. In these trials, the most commonly observed adverse effects with oral administration of lefamulin were related to the gastrointestinal tract, including nausea and abdominal discomfort, while the most commonly observed adverse effects related to IV administration were related to irritation at the infusion site. In addition, lefamulin produced a transient, predictable and reproducible prolongation of the QT interval based on the maximum concentration of the drug in the blood plasma. At the doses administered in the Phase 3 clinical trials for lefamulin for CABP, we expect that the drug will not produce large effects on the QT interval that would be of clinical relevance. We did not observe any drug-related cardiac adverse events, such as increase in ectopic ventricular activity or other cardiac arrhythmia, or clinically relevant ECG findings during the conduct of any of our completed Phase 1 clinical trials. If we observe clinically relevant effects on the QT interval in our Phase 3 clinical trials of lefamulin for CABP or in any other clinical trial of lefamulin, our ability to successfully develop lefamulin for CABP or any other indication may be significantly delayed or prevented.

        In the ZEUS Study, the incidence of premature discontinuation from study drug was low and similar between treatment groups (6.0% in the CONTEPO treatment group compared to 3.9% in the PIP-TAZ treatment group), and the incidence of not completing the study through the last follow-up visit, which occurred on the 24th through 28th day after completion of seven days of treatment with the study drug, or after up to 14 days of treatment for patients with concurrent bacteremia, was 5.2% in the CONTEPO group compared to 0.9% in the PIP-TAZ group. A total of 42.1% CONTEPO patients and 32.0% PIP-TAZ patients experienced at least one treatment-emergent adverse event. Most treatment-emergent adverse events were mild or moderate in severity, and severe treatment-emergent adverse events were uncommon (2.1% of CONTEPO patients and 1.7% of PIP-TAZ patients). The most common treatment-emergent adverse events in both treatment groups were transient, asymptomatic laboratory abnormalities and gastrointestinal events. Treatment-emergent serious adverse events were uncommon in both treatment groups (2.1% of CONTEPO patients and 2.6% of PIP-TAZ patients). There were no deaths in the study and one treatment-emergent serious adverse event in each treatment group was deemed related to study drug (hypokalemia in a CONTEPO patient and renal impairment in a PIP-TAZ patient), leading to study drug discontinuation in the PIP-TAZ patient. Study drug discontinuations due to the treatment-emergent adverse events were infrequent and similar between treatment groups (3.0% of CONTEPO patients and 2.6% of PIP-TAZ patients).

        The most common laboratory abnormality treatment-emergent adverse events in the ZEUS Study were increases in the levels of alanine aminotransferase, or ALT, (8.6% of CONTEPO patients and 2.6% of PIP-TAZ patients) and aspartate transaminase, or AST, (7.3% of CONTEPO patients and 2.6% of

PIP-TAZ patients). None of the ALT or AST elevations were symptomatic or treatment-limiting, and none of the patients met the criteria for Hy's Law. Outside the United States, elevated liver aminotransferases are listed among undesirable effects in the labeling for IV fosfomycin.

        In the ZEUS Study, hypokalemia occurred in 71 of 232 (30.6%) CONTEPO patients and 29 of 230 (12.6%) PIP-TAZ patients. Most decreases in potassium levels were mild to moderate in severity. Shifts in potassium levels from normal at baseline to hypokalemia, as determined by worst post-baseline hypokalemia values, were more frequent in the CONTEPO group than the PIP-TAZ group for mild (17.7% compared to 11.3%), moderate (11.2% compared to 0.9%), and severe (1.7% compared to 0.4%) categories of hypokalemia. Hypokalemia was deemed a treatment-emergent adverse event in 6.4% of patients receiving CONTEPO and 1.3% of patients receiving PIP-TAZ, and all cases were transient and asymptomatic.

        While no significant cardiac adverse events were observed in the ZEUS Study, post-baseline QT intervals calculated using Fridericia's formula, or QTcF, of greater than 450 to less than or equal to 480 msec (baseline QTcF of less than or equal to 450 msec) occurred at a higher frequency in CONTEPO patients (7.3%) compared to PIP-TAZ patients (2.5%). In the CONTEPO arm, these results appeared to be associated with the hypokalemia associated with the salt load of the IV formulation. Only one patient in the PIP-TAZ arm had a baseline QTcF of less than or equal to 500 msec and a post-baseline QTcF of greater than 500 msec.

        If we elect or are forced to suspend or terminate any clinical trial of lefamulin, CONTEPO or any other product candidates that we are developing, the commercial prospects of lefamulin, CONTEPO or such other product candidates will be harmed and our ability to generate product revenues, if at all, from lefamulin, CONTEPO or any of these other product candidates will be delayed or eliminated. In addition, a higher rate of adverse events in lefamulin or CONTEPO as compared to the standard of care, even if slight, could negatively impact commercial adoption of lefamulin or CONTEPO by physicians. Any of these occurrences could materially harm our business, financial condition, results of operations and prospects.

         Even if lefamulin, CONTEPO or any other product candidate receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success and the market opportunity for lefamulin, CONTEPO or any other product candidate may be smaller than we estimate.

        If lefamulin, CONTEPO or any of our other product candidates receive marketing approval, it or they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. For example, current treatments for pneumonia, including generic options, are well established in the medical community, and doctors may continue to rely on these treatments without lefamulin, CONTEPO or any of our other product candidates. In addition, our efforts to effectively communicate the differentiating characteristics and key attributes of lefamulin, CONTEPO or any of our other product candidates to clinicians and hospital pharmacies with the goal of establishing favorable formulary status for lefamulin, CONTEPO or any of our other product candidates may fail or may be less successful than we expect. If lefamulin, CONTEPO or any of our other product candidates does not achieve an adequate level of acceptance, we may not generate significant product revenues or any profits from operations. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

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  the efficacy and potential advantages compared to alternative treatments;

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  the ability of lefamulin, CONTEPO or any other anti-infective product candidate to limit the development of bacterial resistance in the pathogens it targets;

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  the prevalence and severity of any side effects;

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  the ability to offer our product candidates for sale at competitive prices, including in comparison to generic competition;

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  convenience and ease of administration compared to alternative treatments;

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  the willingness of the target patient population to try new therapies, physicians to prescribe these therapies and hospitals to approve the cost and use by their physicians of these therapies;

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  our investment in and the strength of marketing and distribution support;

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  the availability of third-party coverage and adequate reimbursement; and

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  the timing of any marketing approval in relation to other product approvals.

        Although we believe that the mechanism of action for pleuromutilin antibiotics may result in a low propensity for development of bacterial resistance to lefamulin or our other pleuromutilin product candidates, bacteria might nevertheless develop resistance to lefamulin or our other pleuromutilin product candidates more rapidly or to a greater degree than we anticipate. Likewise, we believe that because CONTEPO works differently than other IV antibiotics approved in the United States by inhibiting an early step in bacterial cell wall synthesis, it may have a low potential for developing bacterial resistance. If bacteria develop resistance or if lefamulin or CONTEPO is not effective against drug-resistant bacteria, the efficacy of these product candidates would decline, which would negatively affect our potential to generate revenues from these product candidates.

        Our ability to negotiate, secure and maintain third-party coverage and reimbursement may be affected by political, economic and regulatory developments in the United States, the European Union and other jurisdictions. Governments continue to impose cost containment measures, and third-party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. If the level of reimbursement is below our expectations, our revenue and gross margins would be adversely affected. Obtaining formulary approval from third-party payors can be an expensive and time-consuming process. We cannot be certain if and when we will obtain formulary approval to allow us to sell lefamulin, CONTEPO or any future product candidates into our target markets. Even if we do obtain formulary approval, third-party payors, such as government or private health care insurers, carefully review and increasingly question the coverage of, and challenge the prices charged for, drugs. These and other similar developments could significantly limit the degree of market acceptance of lefamulin, CONTEPO or any of our other product candidates that receive marketing approval.

         If we are unable to establish or maintain sales, marketing and distribution capabilities or enter into or maintain sales, marketing and distribution agreements with third parties, we may not be successful in commercializing lefamulin, CONTEPO or any other product candidate if and when they are approved.

        We have only a very limited sales, marketing and distribution infrastructure, and as a company we have no experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for any approved product, we must either establish an adequate sales, marketing and distribution organization or outsource these functions to third parties. If lefamulin or CONTEPO receives marketing approval, we plan to commercialize it in the United States with our own targeted hospital sales and marketing organization that we plan to expand, subject to our ability to raise additional capital. In addition, we expect to utilize a variety of types of collaboration, distribution and other marketing arrangements with one or more third parties to commercialize lefamulin in markets outside the United States. We do not intend to seek approval to commercialize CONTEPO in any markets outside the United States.

        There are risks involved with establishing our own sales, marketing and distribution capabilities and entering into arrangements with third parties to perform these services. If we do not establish adequate sales, marketing and distribution capabilities prior to or in connection with the commercial launch of any of our products, such products may fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community and may fail commercially or be less successful than we expect. If the commercial launch of a product candidate for which we establish marketing and distribution capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

        Factors that may inhibit our efforts to commercialize our products on our own include:

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  our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

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  the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe any future products;

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  the lack of complementary products to be offered by sales personnel, which may put our sales representatives at a competitive disadvantage relative to sales representatives from companies with more extensive product lines; and

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  unforeseen costs and expenses associated with creating an independent sales, marketing and distribution organization.

        If we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues to us are likely to be lower than if we were to market, sell and distribute ourselves any products that we develop. In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our product candidates or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates.

         We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

        The development and commercialization of new drug products is highly competitive. We face competition with respect to lefamulin, CONTEPO and any other products we may seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

        There are a variety of available therapies marketed for the treatment of CABP and cUTI. Currently the treatment of CABP and cUTI is dominated by generic products. For hospitalized patients, combination therapy is frequently used in both CABP and cUTI. Many currently approved drugs are well-established therapies and are widely accepted by physicians, patients and third-party payors for the treatment of CABP. We also are aware of various drugs under development for the treatment of CABP, including omadacycline (under Phase 3 clinical development by Paratek Pharmaceuticals Inc.), delafloxacin (under Phase 3 clinical development by Melinta Therapeutics Inc.) and oral nafithromycin (under Phase 2 clinical development by Wockhardt Ltd.). If approved, we expect CONTEPO will face competition from commercially available branded antibiotics such as ceftazidime-avibactam, meropenem-vaborbactam, tigecycline and plazomicin, from other products currently in development for the treatment of cUTI, including AP, such as imipenem-relebactam (under Phase 3 clinical development by Merck), cefiderocol (under Phase 3 clinical development by Shionogi), eravacycline (under development by Tetraphase), sulbactam-ETX2514 (under development by Entasis), and LYS228 (under development by Novartis), as well as generically available agents including carbapenems, aminoglycosides, and polymyxins.

        Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are approved for broader indications or patient populations, are more convenient or are less expensive than any products that we may develop. Our competitors may also obtain marketing approvals for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected because in some cases insurers or other third-party payors seek to encourage the use of generic products. This may have the effect of making branded products less attractive, from a cost perspective, to buyers. We expect that if lefamulin is approved for CABP and CONTEPO is approved for cUTI, including AP, they will be priced at a significant premium over competitive generic products. This may make it difficult for us to replace existing therapies with lefamulin and CONTEPO. The key competitive factors affecting the success of our product candidates are likely to be their efficacy, safety, convenience, price and the availability of coverage and reimbursement from government and other third-party payors.

        Many of our competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining approvals from regulatory authorities and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to or necessary for our programs.

         Even if we are able to commercialize lefamulin, CONTEPO or any other product candidate that we develop, the product may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

        The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

        Our ability to commercialize lefamulin, CONTEPO or any other product candidate successfully also will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A major trend in the healthcare industries in the European Union and the United States and elsewhere is cost containment. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that coverage and reimbursement will be available for lefamulin, CONTEPO or any other product that we commercialize and, if coverage and reimbursement are available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. Obtaining and maintaining adequate reimbursement for lefamulin and CONTEPO may be particularly difficult because of the number of generic drugs, which are typically available at lower prices, that are available to treat CABP and cUTI. In addition, third-party payors are likely to impose strict requirements for reimbursement of a higher priced drug, such as lefamulin and CONTEPO. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize lefamulin, CONTEPO or other product candidates for which we obtain marketing approval.

        There may be significant delays in obtaining coverage and reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the applicable regulatory authority. Moreover, eligibility for coverage and reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs, and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. In the United States, third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. In the European Union, reference pricing systems and other measures may lead to cost containment and reduced prices. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

         Product liability lawsuits against us could divert our resources, cause us to incur substantial liabilities and to limit commercialization of any products that we may develop or in-license.

        We face an inherent risk of product liability exposure related to the testing of lefamulin, CONTEPO and any other product candidate that we develop in human clinical trials and will face an even greater risk if we commercially sell any products that we may develop or in-license. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

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  reduced resources of our management to pursue our business strategy;

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  decreased demand for any product candidates or products that we may develop;

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  injury to our reputation and significant negative media attention;

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  withdrawal of clinical trial participants;

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  significant costs to defend the related litigation;

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  substantial monetary awards to trial participants or patients;

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  loss of revenue; and

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  the inability to commercialize any products that we may develop.

        We maintain clinical trial liability insurance that covers bodily injury to patients participating in our clinical trials up to a $10.0 million annual aggregate limit and subject to a per event deductible. This amount of insurance may not be adequate to cover all liabilities that we may incur. We will need to increase our insurance coverage when and if we begin commercializing lefamulin, CONTEPO or any other product candidate that receives marketing approval. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Risks Related to Our Dependence on Third Parties

         Use of third parties to manufacture our product candidates may increase the risk that we will not have sufficient quantities of our product candidates or products or such quantities at an acceptable quality or cost, which could delay, prevent or impair our development or commercialization efforts.

        We do not own or operate manufacturing facilities for the production of lefamulin or CONTEPO that could be used in product candidate development, including clinical trial supply, or for commercial supply, or for the supply of any other compound that we are developing or evaluating in our research program. We have limited personnel with experience in drug manufacturing and lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We currently rely on third parties for supply of lefamulin and CONTEPO, and our strategy is to outsource all manufacturing, packaging, testing, serialization and distribution of our product candidates and products to third parties.

        We have entered into agreements, and expect to enter into additional agreements, with third-party manufacturers for the long-term commercial supply of lefamulin and CONTEPO. We obtained the pleuromutilin starting material for the clinical trial supply of lefamulin from a single third-party manufacturer, Sandoz GmbH, or Sandoz, a division of Novartis AG, or Novartis. Novartis stopped manufacturing pleuromutilin for us in June 2015 and will not be a commercial supplier of pleuromutilin for us. We have identified an alternative supplier that we believe will be able to provide pleuromutilin starting material for the commercial supply of lefamulin.

        However, our current operating plans do not include engaging an alternative supplier unless we obtain additional funding. Another third-party manufacturer synthesizes lefamulin from the pleuromutilin starting material and provides our supply of the active pharmaceutical ingredient. We engage separate manufacturers to provide tablets, sterile vials, and sterile diluent that we are using in our clinical trials of lefamulin.

        In addition, Zavante has entered into a manufacturing and supply agreement with Ercros, S.A., pursuant to which Ercros, S.A. supplies to Zavante, on an exclusive basis, the API mixture for CONTEPO in support of filing an NDA and, if CONTEPO is approved, will supply the commercial API Mixture for CONTEPO in the United State. Zavante has also entered into a manufacturing and exclusive supply agreement with Laboratorios ERN, S.A., pursuant to which Laboratorios ERN, S.A. has agreed to supply Zavante with certain technical documentation and data as required for submission of an NDA for CONTEPO and certain regulatory support in connection with the commercial sale and use of CONTEPO in the United States. Zavante entered into a commercial packaging agreement with AndersonBrecon, Inc. for the commercial packaging of CONTEPO in addition to a manufacturing and supply agreement with Fisiopharma S.r.l. for the supply, on a minimum commitment basis, of a percentage of Zavante's commercial requirements of CONTEPO in bulk drug vials for the United States as well as the supply of bulk drug vials of CONTEPO in connection with the submission of an NDA.

        We may be unable to maintain our current arrangements for commercial supply, or conclude agreements for commercial supply with additional third-party manufacturers, or we may be unable to do so on acceptable terms. Even if we are able to establish and maintain arrangements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

  •
  reliance on the third party for regulatory compliance and quality assurance;

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  an event at one of our manufacturers or suppliers causing an unforeseen disruption of the manufacture or supply of our product candidates;

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  the possible breach of the manufacturing agreement by the third party;

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  the possible misappropriation of our proprietary information, including our trade secrets and know-how; and

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  the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

        Third-party manufacturers may not be able to comply with current good manufacturing practice, or cGMP, regulations or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates and products.

        Our product candidates and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us.

        If the third parties that we engage to supply any materials or manufacture product for our non-clinical testing and clinical trials should cease to continue to do so for any reason, we likely would experience delays in advancing these trials while we identify and qualify replacement suppliers and we may be unable to obtain replacement supplies on terms that are favorable to us. For example, there are only a limited number of known manufacturers that produce the pleuromutilin starting material used in the synthesis of lefamulin. In early 2015, Novartis completed the sale of its animal health division, including its veterinary products, to a third party. As a result, we have identified an alternative supplier that currently manufactures pleuromutilin starting material for veterinary products, that we believe will be able to provide pleuromutilin starting material for the commercial scale manufacture of lefamulin. However, our current operating plans do not include engaging an alternative supplier unless we obtain additional funding. If we are not able to obtain adequate supplies of our product candidates or the drug substances used to manufacture them, it will be more difficult for us to develop our product candidates and compete effectively.

        Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to develop product candidates and commercialize any products that receive marketing approval on a timely and competitive basis.

         We rely on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

        We do not independently conduct clinical trials for our product candidates. We rely on third parties, such as contract research organizations, clinical data management organizations, medical institutions and clinical investigators, to perform this function. We expect to continue to rely on such third parties in conducting our clinical trials of lefamulin and CONTEPO, and expect to rely on these third parties to conduct clinical trials of any other product candidate that we develop. Any of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it would delay our product development activities.

        Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, or GCP, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a U.S. government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions. Similar GCP and transparency requirements apply in the European Union. Failure to comply with such requirements, including with respect to clinical trials conducted outside the European Union, can also lead regulatory authorities to refuse to take into account clinical trial data submitted as part of an MAA.

        Furthermore, third parties that we rely on for our clinical development activities may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Our product development costs will increase if we experience delays in testing or obtaining marketing approvals.

        We also rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

         We have entered into and may enter into additional collaborations with third parties for the development or commercialization of lefamulin, CONTEPO and our other product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

        If lefamulin and CONTEPO receive marketing approval, we plan to commercialize them in the United States with our own targeted hospital sales and marketing organization. Outside the United States, we expect to utilize a variety of types of collaboration, distribution and other marketing arrangements with one or more third parties to commercialize lefamulin. For example, we have entered into a license agreement with Sinovant pursuant to which we granted Sinovant certain rights to manufacture and commercialize lefamulin in the People's Republic of China, Hong Kong, Macau and Taiwan. We also may seek third-party collaborators for development and commercialization of other product candidates or for lefamulin for indications other than CABP.

        Our likely future collaborators for any sales, marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. Under our license agreement with Sinovant, we have, and under any such arrangements we enter into with any third parties in the future we will likely have, limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators' abilities and efforts to successfully perform the functions assigned to them in these arrangements.

        Our current collaborations involving our product candidates pose, and any future collaborations likely will pose, numerous risks to us, including the following:

  •
  collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations and may not perform their obligations as expected;

  •
  collaborators may deemphasize or not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators' strategic focus, product and product candidate priorities, available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

  •
  collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

  •
  collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

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  a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

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  collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

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  collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

  •
  disputes may arise between the collaborator and us as to the ownership of intellectual property arising during the collaboration;

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  we may grant exclusive rights to our collaborators, which would prevent us from collaborating with others;

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  collaborators may be unable to enforce our intellectual property rights in territories where we have licensed, or may license, them such rights, which may expose us to material adverse tax and other consequences;

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  disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our products or product candidates or that result in costly litigation or arbitration that diverts management attention and resources; and

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  collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

        For example, under our license agreement with Sinovant, if any court, tribunal or governmental agency in the People's Republic of China, Hong Kong, Macau or Taiwan determines that the exclusive license granted to Sinovant pursuant to the license agreement is not sufficiently exclusive such that Sinovant does not have sufficient rights to enforce the licensed patent rights in such territories, we and our subsidiary, Nabriva Therapeutics GmbH, have agreed to take such commercially reasonable steps as Sinovant reasonably requests to grant Sinovant such rights. If a court in such jurisdictions were to determine that our license to Sinovant was not sufficiently exclusive and that Sinovant did not have the rights to enforce the licensed patent rights in the licensed territories, Sinovant may require us to take such actions that it deems reasonable but that we do not and which may have a material adverse effect on our business, including requiring us to make changes to our organizational structure that may result in adverse tax and other consequences, or to conduct other activities that may cause us to incur significant expenses.

        Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

         If we are not able to establish additional collaborations, we may have to alter our development and commercialization plans.

        The potential commercialization of lefamulin and CONTEPO and the development and potential commercialization of other product candidates will require substantial additional cash to fund expenses. For some of our product candidates, we may decide to further collaborate with pharmaceutical and biotechnology companies for the development and potential commercialization of those product candidates. For example, we intend to seek to commercialize lefamulin through a variety of types of additional collaboration arrangements outside the United States.

        We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for additional collaborations outside greater China will depend, among other things, upon our assessment of the collaborator's resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator's evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge, and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate. We may also be restricted under future license agreements from entering into agreements on certain terms with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

        If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into additional collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

Risks Related to Our Intellectual Property

         If we are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be adversely affected.

        Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and products. We seek to protect our proprietary position by filing patent applications in the United States, Europe and in certain additional foreign jurisdictions related to our novel technologies and product candidates that are important to our business. This process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, if we license technology or product candidates from third parties in the future, these license agreements may not permit us to control the preparation, filing and prosecution of patent applications, or to maintain or enforce the patents, covering this intellectual property. These agreements could also give our licensors the right to enforce the licensed patents without our involvement, or to decide not to enforce the patents at all. Therefore, in these circumstances, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

        The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

        The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. For example, European patent law restricts the patentability of methods of treatment of the human body more than U.S. law does. We also may not pursue or obtain patent protection in all major markets or may not obtain protection that enables us to prevent the entry of third parties onto the market. Assuming the other requirements for patentability are met, currently, the first to file a patent application is generally entitled to the patent. However, prior to March 16, 2013, in the United States, the first to invent was entitled to the patent. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our U.S. patents or pending U.S. patent applications, or that we were the first to file for patent protection of such inventions.

        Moreover, we may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post grant review, interference proceedings or other patent office proceedings or litigation, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

        Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or any future licensed patents by developing similar or alternative technologies or products in a non-infringing manner. In addition, other companies may attempt to circumvent any regulatory data protection or market exclusivity that we obtain under applicable legislation, which may require us to allocate significant resources to preventing such circumvention. Legal and regulatory developments in the European Union and elsewhere may also result in clinical trial data submitted as part of an MAA becoming publicly available. Such developments could enable other companies to circumvent our intellectual property rights and use our clinical trial data to obtain marketing authorizations in the European Union and in other jurisdictions. Such developments may also require us to allocate significant resources to prevent other companies from circumventing or violating our intellectual property rights. Our attempts to prevent third parties from circumventing our intellectual property and other rights may ultimately be unsuccessful. We may also fail to take the required actions or pay the necessary fees to maintain our patents.

        The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

         We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

        Competitors may infringe our patents, trademarks, copyrights or other intellectual property. To counter such infringement or unauthorized use, we may be required to file claims, which can be expensive and time consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent's claims narrowly or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question.

         Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

        Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the intellectual property and other proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries, and we may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference, derivation, inter partes review or post-grant review proceedings before the USPTO. The risks of being involved in such litigation and proceedings may increase as our product candidates approach commercialization, and as we gain greater visibility as a public company. Third parties may assert infringement claims against us based on existing or future intellectual property rights. We may not be aware of all such intellectual property rights potentially relating to our product candidates. Any freedom-to-operate search or analysis previously conducted may not have uncovered all relevant patents and patent applications, and there may be pending or future patent applications that, if issued, would block us from commercializing lefamulin or CONTEPO. Thus, we do not know with certainty whether lefamulin, CONTEPO or any other product candidate, or our commercialization thereof, does not and will not infringe any third party's intellectual property.

        If we are found to infringe a third party's intellectual property rights, or to avoid or settle litigation, we could be required to obtain a license to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us, and could require us to make substantial payments. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys' fees if we are found to have willfully infringed a patent or other intellectual property right. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

         We may be subject to claims by third parties asserting that we or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

        Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee's former employer. Litigation may be necessary to defend against these claims.

        In addition, while we typically require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our business was founded as a spin-off from Sandoz. Although all patent applications are fully owned by us and were either filed by Sandoz with all rights fully transferred to us, or filed in our sole name, because we acquired certain of our patents from Sandoz, we must rely on their prior practices, with regard to the assignment of such intellectual property. Similarly, for any patent applications we acquired from Zavante in connection with the Acquisition, we must rely on Zavante's prior practices with regard to the assignment of intellectual property. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. For example, US patent 9,345,717 claims priority to a provisional patent application. We are in the process of perfecting ownership of that provisional application and the applications claiming priority to the provisional application in the name of Zavante. If we are not able to effect a complete transfer of right, title and interest in such applications to Zavante, ownership of the invention claimed in the '717 patent and any other patent claiming priority to the provisional application may be subject to dispute.

        If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

         Intellectual property litigation could cause us to spend substantial resources and could distract our personnel from their normal responsibilities.

        Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our ordinary shares. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development, sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

         If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

        In addition to seeking patents for some of our technology and products, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. However, we cannot guarantee that we have executed these agreements with each party that may have or have had access to our trade secrets or that the agreements we have executed will provide adequate protection. Any party with whom we have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be obtained or independently developed by a competitor, our competitive position would be harmed.

         We have not yet registered our trademarks in all of our potential markets, and failure to secure those registrations could adversely affect our business.

        Our trademark applications may not be allowed for registration, and our registered trademarks may not be maintained or enforced. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would.

Risks Related to Regulatory Approval and Marketing of Our Product Candidates and Other Legal Compliance Matters

         Even if we complete the necessary non-clinical studies and clinical trials, the marketing approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of some or all of our product candidates. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, in particular in the United States or the European Union, we will not be able to commercialize our product candidates in those markets, and our ability to generate revenue will be materially impaired.

        Our product candidates, including lefamulin and CONTEPO, and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and, in the case of lefamulin, by comparable authorities in other countries. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate. We have not received approval to market lefamulin, CONTEPO or any of our other product candidates from regulatory authorities in any jurisdiction and we do not intend to seek approval to market CONTEPO outside the United States.

        We have no experience in filing and supporting the applications necessary to obtain marketing approvals for product candidates and expect to rely on third-parties to assist us in this process. Securing marketing approval requires the submission of extensive non-clinical and clinical data and supporting information to various regulatory authorities for each therapeutic indication to establish the product candidate's safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Regulatory authorities may determine that lefamulin, CONTEPO or any of our other product candidates are not effective or only moderately effective, or have undesirable or unintended side effects, toxicities, safety profiles or other characteristics that preclude us from obtaining marketing approval or that prevent or limit commercial use.

        The process of obtaining marketing approvals is expensive, may take many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. For example, on June 23, 2016, eligible members of the electorate in the United Kingdom decided by referendum to leave the European Union, commonly referred to as Brexit. On March 29, 2017, the United Kingdom formally notified the European Union of its intention to withdraw pursuant to Article 50 of the Lisbon Treaty. Because a significant proportion of the regulatory framework in the United Kingdom is derived from European Union directives and regulations, the referendum could materially change the regulatory regime applicable to the approval of any of our product candidates in the United Kingdom. In addition, because the European Medicines Agency, or EMA, is currently located in the United Kingdom but expected to move to the Netherlands as a result of the Brexit, the implications for the regulatory review process in the European Union has not been fully clarified and could result in disruption to the EMA review process.

        The FDA and comparable regulatory authorities in other countries have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from non-clinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

        Accordingly, if we or our collaborators experience delays in obtaining approval or if we or they fail to obtain approval of our product candidates, the commercial prospects for our product candidates may be harmed and our ability to generate revenues will be materially impaired.

         Our failure to obtain marketing approval in jurisdictions other than the United States and Europe would prevent our product candidates from being marketed in these other jurisdictions, and any approval we are granted for our product candidates in the United States and Europe would not assure approval of product candidates in other jurisdictions.

        In order to market and sell lefamulin and our other product candidates in jurisdictions other than the United States and Europe, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval process varies among countries and can involve additional testing. The time required to obtain approval may differ from that required to obtain FDA approval or approvals from regulatory authorities in the European Union. The regulatory approval process outside the United States and Europe generally includes all of the risks associated with obtaining FDA approval or approvals from regulatory authorities in the European Union. In addition, some countries outside the United States and Europe require approval of the sales price of a drug before it can be marketed. In many countries, separate procedures must be followed to obtain reimbursement and a product may not be approved for sale in the country until it is also approved for reimbursement. We may not obtain marketing, pricing or reimbursement approvals outside the United States and Europe on a timely basis, if at all. Approval by the FDA or regulatory authorities in the European Union does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States and Europe does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA or regulatory authorities in the European Union. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market. Marketing approvals in countries outside the United States and Europe do not ensure pricing approvals in those countries or in any other countries, and marketing approvals and pricing approvals do not ensure that reimbursement will be obtained.

         Even if we obtain marketing approvals for our product candidates, the terms of approvals and ongoing regulation of our products may limit how we manufacture and market our products and compliance with such requirements may involve substantial resources, which could materially impair our ability to generate revenue.

        Even if marketing approval of a product candidate is granted, an approved product and its manufacturer and marketer are subject to ongoing review and extensive regulation, including the potential requirements to implement a risk evaluation and mitigation strategy or to conduct costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. We must also comply with requirements concerning advertising and promotion for any of our product candidates for which we obtain marketing approval. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product's approved labeling. Thus, we will not be able to promote any products we develop for indications or uses for which they are not approved. In addition, manufacturers of approved products and those manufacturers' facilities are required to comply with extensive FDA requirements including ensuring that quality control and manufacturing procedures conform to cGMP, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. We and our contract manufacturers could be subject to periodic unannounced inspections by the FDA to monitor and ensure compliance with cGMP.

        Accordingly, assuming we receive marketing approval for one or more of our product candidates, we and our contract manufacturers will continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, product surveillance and quality control. If we are not able to comply with post-approval regulatory requirements, we could have the marketing approvals for our products withdrawn by regulatory authorities and our ability to market any future products could be limited, which could adversely affect our ability to achieve or sustain profitability. Thus, the cost of compliance with post-approval regulations may have a negative effect on our operating results and financial condition.

         Any product candidate for which we obtain marketing approval will be subject to strict enforcement of post-marketing requirements and we could be subject to substantial penalties, including withdrawal of our product from the market, if we fail to comply with all regulatory requirements or if we experience unanticipated problems with our product candidates, when and if any of them are approved.

        Any product candidate for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and other regulatory authorities. These requirements include, but are not limited to, restrictions governing promotion of an approved product, submissions of safety and other post-marketing information and reports, registration and listing requirements, cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, and requirements regarding the distribution of samples to physicians and recordkeeping. In addition, even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval.

        The FDA and other federal and state agencies, including the U.S. Department of Justice, or DOJ, closely regulate compliance with all requirements governing prescription drug products, including requirements pertaining to marketing and promotion of drugs in accordance with the provisions of the approved labeling and manufacturing of products in accordance with cGMP requirements. The FDA and DOJ impose stringent restrictions on manufacturers' communications regarding off-label use and if we do not market our products for their approved indications, we may be subject to enforcement action for off-label marketing. Violations of such requirements may lead to investigations alleging violations of the Food, Drug and Cosmetic Act and other statutes, including the False Claims Act and other federal and state health care fraud and abuse laws as well as state consumer protection laws.

        Our failure to comply with all regulatory requirements, and later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, may yield various results, including:

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  litigation involving patients taking our products;

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  restrictions on such products, manufacturers or manufacturing processes;

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  restrictions on the labeling or marketing of a product;

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  restrictions on product distribution or use;

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  requirements to conduct post-marketing studies or clinical trials;

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  warning or untitled letters;

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  withdrawal of the products from the market;

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  refusal to approve pending applications or supplements to approved applications that we submit;

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  recall of products;

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  fines, restitution or disgorgement of profits or revenues;

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  suspension or withdrawal of marketing approvals;

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  damage to relationships with any potential collaborators;

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  unfavorable press coverage and damage to our reputation;

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  refusal to permit the import or export of our products;

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  product seizure; or

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  injunctions or the imposition of civil or criminal penalties.

        Non-compliance by us or any future collaborator with regulatory requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties. Similarly, failure to comply with regulatory requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

        Non-compliance with European Union requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, also can result in significant financial penalties. Similarly, failure to comply with the European Union's requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

         Governments outside the United States tend to impose strict price controls, which may adversely affect our revenues, if any.

        In some countries, particularly the member states of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. Also, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, we may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of our product candidate to other available therapies to obtain or maintain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on prices or reimbursement levels within the country of publication and other countries. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be adversely affected.

         The FDA's agreement to a Special Protocol Assessment, or SPA, with respect to the study design of our first Phase 3 clinical trial of lefamulin for CABP does not guarantee any particular outcome from regulatory review, including ultimate approval, and may not lead to a faster development or regulatory review or approval process.

        We reached agreement with the FDA in September 2015 on a SPA, which was later amended in April 2016, regarding the study design of our first Phase 3 clinical trial of lefamulin for the treatment of CABP. The SPA process is designed to facilitate the FDA's review and approval of drugs by allowing the FDA to evaluate the proposed design and size of Phase 3 clinical trials that are intended to form the primary basis for determining a product candidate's efficacy and safety. Upon specific request by a clinical trial sponsor, the FDA will evaluate the protocol and respond to a sponsor's questions regarding, among other things, primary efficacy endpoints, trial conduct and data analysis, within 45 days of receipt of the request. The FDA ultimately assesses whether the protocol design and planned analysis of the trial are acceptable to support regulatory approval of the product candidate with respect to the effectiveness in the indication studied.

        Our agreement with the FDA regarding the SPA may not lead to faster development, regulatory review or approval for lefamulin. Once the FDA and an applicant reach an agreement under the special protocol assessment process regarding the design and size of a clinical trial, the agreement generally cannot be changed after the clinical trial begins. Nevertheless, the FDA may revoke or alter a SPA under defined circumstances, such as changes in the relevant data or assumptions provided by the sponsor or the emergence of new public health concerns. A revocation or alteration in our SPA could significantly delay or prevent approval of any marketing applications we submit for lefamulin.

         Fast track designation by the FDA may not actually lead to a faster development or regulatory review or approval process and does not assure FDA approval of our product candidate.

        If a drug is intended for the treatment of a serious or life threatening condition and the drug demonstrates the potential to address unmet medical need for this condition, the drug sponsor may apply for FDA fast track designation. The FDA has designated each of the IV and oral formulations of lefamulin and the IV formulation of CONTEPO as a qualified infectious disease product, or QIDP, and granted fast track designations to each of these formulations of lefamulin and CONTEPO. However, neither the QIDP nor the fast track designation ensures that lefamulin or CONTEPO will receive marketing approval or that approval will be granted within any particular timeframe. We may also seek fast track designation for our other product candidates. We may not experience a faster development process, review or approval compared to conventional FDA procedures. In addition, the FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program. Fast track designation alone does not guarantee qualification for the FDA's priority review procedures.

         Priority review designation by the FDA may not lead to a faster regulatory review or approval process and, in any event, does not assure FDA approval of our product candidate.

        If the FDA determines that a product candidate offers major advances in treatment or provides a treatment where no adequate therapy exists, the FDA may designate the product candidate for priority review. A priority review designation means that the FDA's goal to review an application is six months, rather than the standard review period of ten months. Because the FDA designated each of the IV and oral formulations of lefamulin and IV formulation of CONTEPO as a QIDP, lefamulin and CONTEPO also will receive priority review. We may also request priority review for other product candidates. The FDA has broad discretion with respect to whether or not to grant priority review status to a product candidate, so even if we believe a particular product candidate is eligible for such designation or status, the FDA may decide not to grant it. Moreover, a priority review designation does not necessarily mean a faster regulatory review process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within the six-month review cycle or thereafter.

         Designation of each of lefamulin and CONTEPO as a Qualified Infectious Disease Product does not assure FDA approval of these product candidates.

        A QIDP is an antibacterial or antifungal drug intended to treat serious or life-threatening infections, including those caused by an antibacterial or antifungal resistant pathogen, including novel or emerging infectious pathogens or certain "qualifying pathogens." Upon the approval of an NDA for a drug product designated by the FDA as a QIDP, the product is granted an additional period of five years of regulatory exclusivity. Even though we have received QIDP designation for the IV and oral formulations of lefamulin and IV formulation of CONTEPO, there is no assurance that these product candidates will be approved by the FDA.

         If the FDA does not conclude that our product candidates satisfy the requirements under Section 505(b)(2) of the Federal Food Drug and Cosmetics Act, or if the requirements for such product candidates under Section 505(b)(2) are not as we expect, the approval pathway for those product candidates may take longer, cost more and entail greater complications and risks than anticipated, and may not be successful.

        We intend to submit an NDA for CONTEPO utilizing Section 505(b)(2) of the Food, Drug and Cosmetic Act, or the FDCA, which was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, otherwise known as the Hatch-Waxman Act. Section 505(b)(2) permits the submission of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference.

        For NDAs submitted under Section 505(b)(2) of the FDCA, the patent certification and related provisions of the Hatch-Waxman Act apply. In accordance with the Hatch-Waxman Act, such NDAs may be required to include certifications, known as Paragraph IV certifications, that certify any patents listed in the Orange Book publication in respect to any product referenced in the 505(b)(2) application are invalid, unenforceable and/or will not be infringed by the manufacture, use or sale of the product that is the subject of the 505(b)(2) application. Under the Hatch-Waxman Act, the holder of the NDA which the 505(b)(2) application references may file a patent infringement lawsuit after receiving notice of the Paragraph IV certification. Filing of a patent infringement lawsuit triggers a one-time automatic 30-month stay of the FDA's ability to approve the 505(b)(2) application. Neither we nor Zavante have conducted a comprehensive freedom-to-operate review with regard to CONTEPO.

        Accordingly, we may invest a significant amount of time and expense in the development of CONTEPO or any other product candidate we may develop and experience significant delays and patent litigation before such products may be commercialized, if at all. A Section 505(b)(2) application may also not be approved until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the referenced product has expired. The FDA may also require us to perform one or more additional clinical studies or measurements to support the change from the approved product. The FDA may then approve the new formulation for all or only some of the indications sought by us. The FDA may also reject our future Section 505(b)(2) submissions and may require us to file such submissions under Section 501(b)(1) of the FDCA, which could be considerably more expensive and time consuming.

        In addition, notwithstanding the approval of a number of products by the FDA under Section 505(b)(2) over the last few years, certain competitors and others have objected to the FDA's interpretation of Section 505(b)(2). If the FDA's interpretation of Section 505(b)(2) is successfully challenged, the FDA may be required to change its 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA that we submit under Section 505(b)(2). It is not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition. Thus, even if we are able to utilize the Section 505(b)(2) regulatory pathway, there is no guarantee this would ultimately lead to faster product development or earlier approval.

        If the FDA does not conclude that CONTEPO, or any of our other product candidates for which we may utilize the 505(b)(2) pathway, satisfies the requirements for the 505(b)(2) regulatory approval pathway, or if the requirements for approval of any of our product candidates, including CONTEPO, under Section 505(b)(2) are not as we expect, the approval pathway for CONTEPO and any of our other product candidates for which we may utilize the 505(b)(2) pathway will likely take significantly longer, cost significantly more and encounter significantly greater complications and risks than anticipated, and in any case may not be successful.

         Under the CURES Act and the Trump Administration's regulatory reform initiatives, the FDA's policies, regulations and guidance may be revised or revoked and that could prevent, limit or delay regulatory approval of our product candidates, which would impact our ability to generate revenue.

        In December 2016, Cures Act was signed into law. The Cures Act, among other things, is intended to modernize the regulation of drugs and spur innovation, but its ultimate implementation is unclear. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would adversely affect our business, prospects, financial condition and results of operations.

        We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the Trump administration may impact our business and industry. Namely, the Trump administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, the FDA's ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. An under-staffed FDA could result in delays in the FDA's responsiveness or in its ability to review submissions or applications, issue regulations or guidance, or implement or enforce regulatory requirements in a timely fashion or at all. Moreover, on January 30, 2017, President Trump issued an Executive Order, applicable to all executive agencies, including the FDA, which requires that for each notice of proposed rulemaking or final regulation to be issued in fiscal year 2017, the agency shall identify at least two existing regulations to be repealed, unless prohibited by law. These requirements are referred to as the "two-for-one" provisions. This Executive Order includes a budget neutrality provision that requires the total incremental cost of all new regulations in the 2017 fiscal year, including repealed regulations, to be no greater than zero, except in limited circumstances. For fiscal years 2018 and beyond, the Executive Order requires agencies to identify regulations to offset any incremental cost of a new regulation and approximate the total costs or savings associated with each new regulation or repealed regulation. In interim guidance issued by the Office of Information and Regulatory Affairs within the Office of Management and Budget on February 2, 2017, the administration indicates that the "two-for-one" provisions may apply not only to agency regulations, but also to significant agency guidance documents. In addition, on February 24, 2017, President Trump issued an executive order directing each affected agency to designate an agency official as a "Regulatory Reform Officer" and establish a "Regulatory Reform Task Force" to implement the two-for-one provisions and other previously issued executive orders relating to the review of federal regulations, however it is difficult to predict how these requirements will be implemented, and the extent to which they will impact the FDA's ability to exercise its regulatory authority. If these executive actions impose constraints on the FDA's ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

         Our relationships with healthcare providers, physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which in the event of a violation could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

        Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates, including lefamulin and CONTEPO, for which we obtain marketing approval. Our future arrangements with healthcare providers, physicians and third-party payors may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

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  the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation or arranging of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

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  the federal False Claims Act imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment by a federal healthcare program or making a false statement or record material to payment of a false claim or avoiding, decreasing or concealing an obligation to pay money to the federal government, with potential liability including mandatory treble damages and significant per-claim penalties, currently set at $5,500 to $11,000 per false claim;

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  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

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  the federal Physician Payments Sunshine Act requires applicable manufacturers of covered products to report payments and other transfers of value to physicians and teaching hospitals, with data collection beginning in August 2013; and

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  analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws and transparency statutes, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third party payors, including private insurers.

        Some state laws require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require product manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not pre-empted by HIPAA, thus complicating compliance efforts.

        If our operations are found to be in violation of any of the laws described above or any governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our financial results. We are developing and implementing a corporate compliance program designed to ensure that we will market and sell any future products that we successfully develop from our product candidates in compliance with all applicable laws and regulations, but we cannot guarantee that this program will protect us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

        Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of products from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

         Current and future legislation may increase the difficulty and cost for us and any future collaborators to obtain marketing approval of and commercialize our product candidates and affect the prices we, or they, may obtain.

        In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could, among other things, prevent or delay marketing approval of lefamulin, CONTEPO or any of our other product candidates, restrict or regulate post-approval activities and affect our ability, or the ability of any collaborators, to profitably sell any product candidates, including lefamulin and CONTEPO, for which we, or they, obtain marketing approval. We expect that current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we, or any future collaborators, may receive for any approved products.

        In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA. Among the provisions of the ACA of potential importance to our business and our product candidates are the following:

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  an annual, non-deductible fee on any entity that manufactures or imports specified branded prescription products and biologic agents;

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  an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program;

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  expansion of healthcare fraud and abuse laws, including the civil False Claims Act and the federal Anti-Kickback Statute, new government investigative powers and enhanced penalties for noncompliance;

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  a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts (and 70% starting January 1, 2019) off negotiated prices;

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  extension of manufacturers' Medicaid rebate liability;

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  expansion of eligibility criteria for Medicaid programs;

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  expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing program;

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  new requirements to report certain financial arrangements with physicians and teaching hospitals;

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  a new requirement to annually report product samples that manufacturers and distributors provide to physicians; and

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  a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

        In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes include the Budget Control Act of 2011, which among other things, led to aggregate reductions to Medicare payments to providers of up to 2% per fiscal year that started in April 2013 and, due to subsequent legislative amendments to the statutes, will stay in effect through 2027 unless additional Congressional action is taken, and the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used. Further, there have been several recent U.S. congressional inquiries and proposed state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products.

        We expect that these healthcare reforms, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, new payment methodologies and additional downward pressure on the price that we receive for any approved product and/or the level of reimbursement physicians receive for administering any approved product we might bring to market. Reductions in reimbursement levels may negatively impact the prices we receive or the frequency with which our products are prescribed or administered. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Since enactment of the ACA, there have been numerous legal challenges and Congressional actions to repeal and replace provisions of the law. In May 2017, the U.S. House of Representatives passed legislation known as the American Health Care Act of 2017. Thereafter, the Senate Republicans introduced and then updated a bill to replace the ACA known as the Better Care Reconciliation Act of 2017. The Senate Republicans also introduced legislation to repeal the ACA without companion legislation to replace it, and a "skinny" version of the Better Care Reconciliation Act of 2017. In addition, the Senate considered proposed healthcare reform legislation known as the Graham-Cassidy bill. None of these measures was passed by the United States Senate.

        With enactment of the legislation commonly referred to as the Tax Cuts and Jobs Act of 2017, which was signed by the President on December 22, 2017, Congress repealed the "individual mandate." The repeal of this provision, which requires most Americans to carry a minimal level of health insurance, will become effective in 2019. According to the Congressional Budget Office, the repeal of the individual mandate will cause 13 million fewer Americans to be insured in 2027 and premiums in insurance markets may rise. Additionally, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain ACA-mandated fees, including the so-called "Cadillac" tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. Further, the Bipartisan Budget Act of 2018, among other things, amends the ACA, effective January 1, 2019, to increase from 50 percent to 70 percent the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and to close the coverage gap in most Medicare drug plans, commonly referred to as the "donut hole." Further, each chamber of the Congress has put forth multiple bills designed to repeal or repeal and replace portions of the ACA. Although none of these measures has been enacted by Congress to date, Congress may consider other legislation to repeal and replace elements of the ACA.

        The Trump Administration has also taken executive actions to undermine or delay implementation of the ACA. In January 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. In October 2017, the President signed a second Executive Order allowing for the use of association health plans and short-term health insurance, which may provide fewer health benefits than the plans sold through the ACA exchanges. At the same time, the Administration announced that it will discontinue the payment of cost-sharing reduction, or CSR, payments to insurance companies until Congress approves the appropriation of funds for such CSR payments. The loss of the CSR payments is expected to increase premiums on certain policies issued by qualified health plans under the ACA. A bipartisan bill to appropriate funds for CSR payments was introduced in the Senate, but the future of that bill is uncertain. Further, in July 2018 following a federal district court decision from New Mexico, the Administration announced that it would be freezing payments to insurers under the ACA to cover sicker patients until it or Congress can address the appropriate methodology for calculating and making such payments. It remains to be seen how this action will affect the implementation of the ACA.

        We will continue to evaluate the effect that the ACA and its possible repeal and replacement could have on our business. It is possible that repeal and replacement initiatives, if enacted into law, could ultimately result in fewer individuals having health insurance coverage or in individuals having insurance coverage with less generous benefits. While the timing and scope of any potential future legislation to repeal and replace ACA provisions is highly uncertain in many respects, it is also possible that some of the ACA provisions that generally are not favorable for the research-based pharmaceutical industry could also be repealed along with ACA coverage expansion provisions. Accordingly, such reforms, if enacted, could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain marketing approval and may affect our overall financial condition and ability to develop commercialize product candidates.

        Further, there have been several recent U.S. congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products. At the federal level, the Trump administration's budget proposal for fiscal year 2019 contains further drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. While any proposed measures will require authorization through additional legislation to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for our products, once approved, or put pressure on our product pricing.

        In addition, on May 11, 2018, the Administration issued a plan to lower drug prices. Under this blueprint for action, the Administration indicated that the Department of Health and Human Services, or HHS, will take steps to end the gaming of regulatory and patent processes by drug makers to unfairly protect monopolies; advance biosimilars and generics to boost price competition; evaluate the inclusion of prices in drug makers' advertisements to enhance price competition; speed access to and lower the cost of new drugs by clarifying policies for sharing information between insurers and drug makers; avoid excessive pricing by relying more on value-based pricing by expanding outcome-based payments in Medicare and Medicaid; work to give Part D plan sponsors more negotiation power with drug makers; examine which

Medicare Part B drugs could be negotiated for a lower price by Part D plans, and improving the design of the Part B Competitive Acquisition Program; update Medicare's drug-pricing dashboard to increase transparency; prohibit Part D contracts that include "gag rules" that prevent pharmacists from informing patients when they could pay less out-of-pocket by not using insurance; and require that Part D plan members be provided with an annual statement of plan payments, out-of-pocket spending, and drug price increases.

        At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for our products, once approved, or put pressure on our product pricing.

        Moreover, legislative and regulatory proposals have also been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical drugs. We cannot be sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our drug candidates, if any, may be. In addition, increased scrutiny by the United States Congress of the FDA's approval process may significantly delay or prevent marketing approval, as well as subject us and any future collaborators to more stringent drug labeling and post-marketing testing and other requirements.

         We are subject to anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures and legal expenses, which could adversely affect our business, results of operations and financial condition.

        Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws that apply in countries where we do business and may do business in the future. The FCPA and these other laws generally prohibit us, our officers, and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We may in the future operate in jurisdictions that pose a high risk of potential FCPA violations, and we may participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in that existing laws might be administered or interpreted.

        Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.

        We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the trade control laws.

        There is no assurance that we will be effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, including trade control laws. If we are not in compliance with the FCPA and other anti-corruption laws or trade control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws or trade control laws by U.S. or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.

         If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

        We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations currently, and may in the future, involve the use of hazardous and flammable materials, including chemicals and medical and biological materials, and produce hazardous waste products. Even if we contract with third parties for the disposal of these materials and wastes, we cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials or disposal of hazardous wastes, we could be held liable for any resulting damages, and any liability could exceed our resources.

        Although we maintain workers' compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We also maintain a general liability program for some of the risks, but our insurance program includes limited environmental damage coverage, which has an annual aggregate coverage limit of $2.0 million. Although we maintain an umbrella policy with an annual aggregate coverage limit of $10.0 million, which may provide some environmental coverage, we do not maintain a separate policy covering environmental damages.

        In addition, we may incur substantial costs to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

         Our employees may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation.

        We are exposed to the risk of employee fraud or other misconduct, including intentional failures to comply with FDA regulations or similar regulations of comparable non-U.S. regulatory authorities, provide accurate information to the FDA or comparable non-U.S. regulatory authorities, comply with manufacturing standards we have established, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable non-U.S. regulatory authorities, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.

        Employee misconduct could also involve the improper use of information obtained during clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

         We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cyber security incidents, could harm our ability to operate our business effectively.

        Despite the implementation of security measures, our internal computer systems and those of third parties with which we contract are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of our drug development programs and commercialization activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of clinical trial data could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our product research, development and commercialization efforts could be delayed.

         We are subject to various laws protecting the confidentiality of certain patient health information, and our failure to comply could result in penalties and reputational damage.

        Certain countries in which we operate have, or are developing, laws protecting the confidentiality of certain patient health information. European Union member states and other jurisdictions have adopted data protection laws and regulations, which impose significant compliance obligations.

        For example, the European Union General Data Protection Regulation, or the GDPR, which came into force on May 25, 2018, introduced new data protection requirements in the European Union and substantial fines for breaches of the data protection rules. The GDPR imposes strict obligations and restrictions on controllers and processors of personal data including, for example, expanded disclosures about how personal data is to be used, increased requirements pertaining to health data and pseudonymised (i.e., key-coded) data, mandatory data breach notification requirements and expanded rights for individuals over their personal data. This could affect our ability to collect, analyze and transfer personal data, including health data from clinical trials and adverse event reporting, or could cause our costs to increase, and harm our business and financial condition.

        While the GDPR, as a directly effective regulation, was designed to harmonize data protection law across the European Union, it does permit member states to legislate in many areas (particularly with regard to the processing of genetic, biometric or health data), meaning that inconsistencies between different member states will still arise. European Union member states have their own regimes on medical confidentiality and national and European Union-level guidance on implementation and compliance practices is often updated or otherwise revised, which adds to the complexity of processing personal data in the European Union.

Risks Related to Employee Matters and Managing Growth

         Our future success depends on our ability to attract, retain and motivate key executives and qualified personnel.

        We are highly dependent on the principal members of our management and scientific teams. Although we have formal employment agreements with each of our executive officers, these agreements do not prevent our executives from terminating their employment with us at any time. In connection with the Acquisition, Mr. Schroeder succeeded Dr. Broom as our Chief Executive Officer. We do not maintain "key person" insurance on any of our executive officers. The unplanned loss of the services of any of these persons might impede the achievement of our research, development and commercialization objectives.

        Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel, including in the United States and Ireland where we plan to expand our physical presence, will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we cannot recruit and retain qualified personnel, we may be unable to successfully develop our product candidates, conduct our clinical trials and commercialize our product candidates.

         We expect to expand our development, regulatory and, subject to obtaining marketing approval of lefamulin and CONTEPO, sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

        We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, regulatory affairs, technical operations, supply chain, medical affairs and, subject to obtaining marketing approval of lefamulin and CONTEPO, sales and marketing. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. In addition, our growth in connection with the Acquisition, including expansion of our business operations and employees who joined us in connection with the Acquisition, will impose added responsibilities on members of our management, including the need to recruit, hire, retain, motivate and integrate additional employees and business operations.

        Due to our limited financial resources and the limited experience of our management team in managing a company of our current size following the Acquisition, and with such anticipated growth, we may not be able to effectively integrate Zavante into our business and CONTEPO into our business strategy, manage the future expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

Risks Related to this Offering and Ownership of our Ordinary Shares

         An active trading market for our ordinary shares may not be sustained.

        Following the Redomiciliation, our ordinary shares began trading on the Nasdaq Global Market on June 26, 2017. Given the limited trading history of our ordinary shares, there is a risk that an active trading market for our ordinary shares will not be sustained, which could put downward pressure on the market price of our ordinary shares and thereby affect the ability of our security holders to sell their shares.

         The price of our ordinary shares may be volatile and fluctuate substantially.

        The trading price of our ordinary shares has been and is likely to continue to be volatile. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced significant volatility that has often been unrelated to the operating performance of particular companies. The market price for our ordinary shares may be influenced by many factors, including:

  •
  our ability to achieve the anticipated benefits of the Acquisition and to successfully implement our proposed business strategy following the Acquisition;

  •
  market reception to the Acquisition and the transition of our chief executive officer in connection with the Acquisition;

  •
  the success of competitive products or technologies;

  •
  results of clinical trials of our product candidates or those of our competitors;

  •
  regulatory delays and greater government regulation of potential products due to adverse events;

  •
  regulatory or legal developments in the United States, the European Union and other countries;

  •
  developments or disputes concerning patent applications, issued patents or other proprietary rights;

  •
  the recruitment or departure of key scientific or management personnel, including any personnel changes or integration issues in connection with the Acquisition;

  •
  the level of expenses related to any of our product candidates or clinical development programs;

  •
  the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

  •
  one of our manufacturers or suppliers could have an event which causes an unforeseen disruption of the manufacture or supply of our product candidates;

  •
  actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

  •
  variations in our financial results or those of companies that are perceived to be similar to us;

  •
  changes in the structure of healthcare payment systems;

  •
  market conditions in the pharmaceutical and biotechnology sectors;

  •
  general economic, industry and market conditions; and

  •
  the other factors described in this "Risk Factors" section.

        In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. We also may face securities class-action litigation if we cannot obtain regulatory approvals for or if we otherwise fail to commercialize lefamulin, CONTEPO or any of our other product candidates or if our securities experience volatility for any reason. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management's attention and resources.

         After this offering, our executive officers, directors and principal shareholders, if they choose to act together, will have the ability to significantly influence most matters submitted to shareholders for approval.

        Upon the closing of this offering, if our existing shareholders and their affiliated entities purchase all of the ordinary shares they have indicated an interest in purchasing in this offering, the number of shares beneficially owned by our executive officers, directors and principal shareholders, and their respective affiliates who owned more than 5% of our outstanding ordinary shares before this offering, will, in the aggregate, increase to 44.6% of our share capital, based on 49,117,527 ordinary shares outstanding as of July 25, 2018, assuming the issuance of all Holdback Shares under the Merger Agreement. As a result, if these shareholders were to choose to act together, they would be able to significantly influence most matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would significantly influence the election of directors and could, depending on the structure of the particular transaction, significantly influence the approval of a merger, consolidation or sale of all or substantially all of our assets.

         Our ordinary shares do not trade on any exchange outside of the United States.

        Our ordinary shares are listed only in the United States on The Nasdaq Global Market, and we have no plans to list our ordinary shares in any other jurisdiction. As a result, a holder of ordinary shares outside of the United States may not be able to effect transactions in our ordinary shares as readily as the holder may if our ordinary shares were listed on an exchange in that holder's home jurisdiction.

         Substantial future sales of our ordinary shares in the public market, or the perception that these sales could occur, could cause the price of our ordinary shares to decline significantly, even if our business is doing well.

        Sales of a substantial number of our ordinary shares, or the perception in the market that these sales could occur, could reduce the market price of our ordinary shares. We had 48,302,341 ordinary shares outstanding as of July 25, 2018, including 7,336,906 ordinary shares issued on July 24, 2018 in connection with the Acquisition. To the extent any of these shares are sold into the market, particularly in substantial quantities, the market price of our ordinary shares could decline.

        Future issuances of ordinary shares pursuant to our equity incentive plans could also result in a reduction in the market price of our ordinary shares. We have filed registration statements on Form S-8 registering all of the ordinary shares that we may issue under our equity compensation plans. These shares can be freely sold in the public market upon issuance and once vested, subject to volume, notice and manner of sale limitations applicable to affiliates. The majority of ordinary shares that may be issued under our equity compensation plans remain subject to vesting in tranches over a four-year period. As of March 31, 2018, an aggregate of 1,337,202 options to purchase our ordinary shares had vested and become exercisable.

        In addition, in March 2018, we entered into a Controlled Equity OfferingSM Sales Agreement, or the ATM Agreement, with Cantor Fitzgerald & Co., or Cantor, pursuant to which, from time to time, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 through Cantor. As of July 25, 2018, we had issued and sold an aggregate of 4,243,096 ordinary shares under the ATM Agreement. From March 31, 2018 to the date of this filing, we issued and sold an aggregate of 725,585 ordinary shares under the ATM Agreement.

        If a large number of our ordinary shares are sold in the public market after they become eligible for sale, the sales could reduce the trading price of our ordinary shares and impede our ability to raise future capital.

        Upfront consideration for the Acquisition, is comprised of 8,152,092 of our ordinary shares, including 815,186 ordinary shares that are issuable upon release of the Holdback Shares subject to the terms of the Merger Agreement. While these shares are currently, and in the case of the Holdback Shares will be, restricted as a result of securities laws, following expiration of applicable holding periods, these shares will be able to be freely sold in the public market, subject to any requirements and restrictions, including any applicable volume limitations, imposed by Rule 144 under the Securities Act. In addition, the Merger Agreement provides that we may issue up to an additional $97.5 million in our ordinary shares to Zavante stockholders upon the achievement of specified regulatory and commercial milestones in the future and obligates us to provide registration rights with respect to the registration for resale of such additional ordinary shares that may become issuable upon the achievement of such milestones. The sale or resale of these shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in our stock price. Such a decline will adversely affect our investors and also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

         We are an "emerging growth company", and the reduced disclosure requirements applicable to emerging growth companies may make our ordinary shares less attractive to investors.

        We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company until December 31, 2020 or such earlier time that we are no longer an emerging growth company. For so long as we remain an emerging growth company, we are permitted and may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

  •
  an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, on the design and effectiveness of our internal controls over financial reporting;

  •
  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

  •
  reduced disclosure about the company's executive compensation arrangements; and

  •
  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

        We may choose to take advantage of some, but not all, of the available exemptions. We may take advantage of these provisions until December 31, 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: the last day of the fiscal year in which we have more than $1 billion (as may be inflation-adjusted by the SEC from time-to-time) in annual revenues; the date we qualify as a "large accelerated filer," with more than $700 million in market value of our share capital held by non-affiliates; or the issuance by us of more than $1 billion of non-convertible debt over a three-year period.

        We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We cannot predict whether investors will find our ordinary shares less attractive if we rely on such exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the market price of our ordinary shares may be more volatile.

        In addition, the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

         We have broad discretion in the use of our funds, including the use of the net proceeds from this offering, and may not use them effectively.

        We have broad discretion in the application of our available funds, including the net proceeds from this offering, and could spend the funds, including the net proceeds from this offering, in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds, including the net proceeds from this offering, effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and delay the development of our product candidates. Pending their use, we may invest funds, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

         We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives and corporate governance practices.

        As a public company we incur, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The Nasdaq Global Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations have made it more expensive for us to obtain director and officer liability insurance, and if such insurance becomes prohibitively expensive, this could make it more difficult for us to attract and retain qualified members of our board.

        For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies as described elsewhere in this "Risk Factors" section. We may remain an emerging growth company until December 31, 2020, although if the market value of our share capital that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1 billion or more in any fiscal year (as may be inflation adjusted by the SEC from time-to-time), we would cease to be an emerging growth company as of December 31 of the applicable year. We also would cease to be an emerging growth company if we issue more than $1 billion of non-convertible debt over a three-year period.

         If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, security holders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our ordinary shares.

        Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us, as and when required, conducted in connection with Section 404 of the Sarbanes-Oxley Act, or Section 404, or any subsequent testing by our independent registered public accounting firm, as and when required, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. As a larger company following the Acquisition, implementing and maintaining effective controls may require more resources, and we may encounter internal control integration difficulties. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

        Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting. However, as an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm until we are no longer an emerging growth company. To achieve compliance with Section 404 within the prescribed period, we are engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

         United States investors may have difficulty enforcing judgments against us, our directors and executive officers.

        We are incorporated under the laws of Ireland, and our registered offices and a substantial portion of our assets are located outside of the United States. In addition, one of our directors is a resident of a jurisdiction other than the United States. As a result, it may not be possible to effect service of process on such person or us in the United States or to enforce judgments obtained in courts in the United States against such person or us based on civil liability provisions of the securities laws of the United States.

        There is no treaty between Ireland and the United States providing for the reciprocal enforcement of judgments obtained in the other jurisdiction and Irish common law rules govern the process by which a U.S. judgment may be enforced in Ireland. The following requirements must be met as a precondition before a U.S. judgment will be eligible for enforcement in Ireland:

  •
  the judgment must be for a definite sum;

  •
  the judgment must be final and conclusive, and the decree must be final and enforceable in the court which pronounces it;

  •
  the judgment must be provided by a court of competent jurisdiction, and the procedural rules of the court giving the foreign judgment must have been observed;

  •
  the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules; and

  •
  jurisdiction must be obtained by the Irish courts over judgment debtors in enforcement proceedings by service in Ireland or outside Ireland in accordance with the applicable court rules in Ireland.

        Even if the above requirements have been met, an Irish court may exercise its right to refuse to enforce the U.S. judgment if the Irish court is satisfied that the judgment (1) was obtained by fraud; (2) is in contravention of Irish public policy; (3) is in breach of natural justice; or (4) is irreconcilable with an earlier judgment. By way of example, a judgment of a U.S. court of liabilities predicated upon U.S. federal securities laws may not be enforced by Irish courts on the grounds of public policy if that U.S. judgment includes an award of punitive damages. Further, an Irish court may stay proceedings if concurrent proceedings are being brought elsewhere.

         We do not expect to pay dividends in the foreseeable future.

        We have not paid any dividends on our ordinary shares since our incorporation. Even if future operations lead to significant levels of distributable profits, we currently intend that earnings, if any, will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. If we propose to pay dividends in the future, we must do so in accordance with Irish law, which provides that distributions including dividend payments, share repurchases and redemptions be funded from "distributable reserves." Payment of future dividends to security holders will be at the discretion of our board, after taking into account various factors including our business prospects, cash requirements, financial performance, debt covenant limitations and new product development.

         We are exposed to risks related to currency exchange rates.

        A significant portion of our expenses are denominated in currencies other than the U.S. dollar. Because our financial statements are presented in U.S. dollars, changes in currency exchange rates have had and could have a significant effect on our operating results. Exchange rate fluctuations between foreign currencies and the U.S. dollar create risk in several ways, including the following:

  •
  weakening of the U.S. dollar may increase the U.S. dollar cost of overseas research and development expenses;

  •
  strengthening of the U.S. dollar may decrease the value of our revenues denominated in other currencies;

  •
  the exchange rates on non-U.S. dollar transactions and cash deposits can distort our financial results; and

  •
  commercial pricing and profit margins are affected by currency fluctuations.

         As a holding company, our operating results, financial condition and ability to pay dividends or other distributions are entirely dependent on funding, dividends and other distributions received from our subsidiaries, which may be subject to restrictions.

        Our ability to pay dividends or other distributions and to pay our obligations in the future will depend on the level of funding, dividends and other distributions, if any, received from our subsidiaries and any new subsidiaries we establish in the future. The ability of our subsidiaries to make loans or distributions (directly or indirectly) to us may be restricted as a result of several factors, including restrictions in financing agreements and the requirements of applicable law and regulatory and fiscal or other restrictions. In particular, our subsidiaries and any new subsidiaries may be subject to laws that restrict dividend payments, authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us, or limit or prohibit transactions with affiliates. Restrictions and regulatory action of this kind could impede access to funds that we may need to make dividend payments or to fund our own obligations.

        Furthermore, we may guarantee some of the payment obligations of certain of our subsidiaries from time to time. These guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors or counterparties at a time when we are in need of liquidity to fund our own obligations.

         The ownership percentage of our shareholders may be diluted in the future which could dilute the voting power or reduce the value our outstanding ordinary shares. If you purchase ordinary shares in this offering, you will suffer immediate dilution of your investment.

        The public offering price of our ordinary shares is substantially higher than the net tangible book value per ordinary share prior to this offering. Therefore, if you purchase ordinary shares in this offering at the public offering price of $2.75 per share, you will experience immediate dilution of $0.65 per ordinary share, representing the difference between our pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering and the public offering price. If the underwriters exercise their option to purchase additional ordinary shares, you will experience further dilution. For a further description of the dilution you will experience immediately after this offering, see "Dilution" elsewhere in this prospectus supplement.

        As with any publicly traded company, the ownership percentage of our shareholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we intend to continue to grant to our directors, officers and employees. From time to time, we may issue additional options or other share awards to our directors, officers and employees under our benefits plans.

        In addition, our articles of association authorize us to issue, without the approval of our shareholders, one or more classes or series of preferred shares having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our ordinary shares respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred shares could dilute the voting power or reduce the value of our ordinary shares. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred shares could affect the residual value of the ordinary shares. Additionally, we may issue and sell our ordinary shares under our ATM Agreement from time to time, and we may issue additional ordinary shares as contingent consideration upon the achievement of certain regulatory and commercialization milestones, subject to the terms and conditions of the Merger Agreement. See "Risks Related to this Offering and Ownership of our Ordinary Shares—Substantial future sales of our ordinary shares in the public market, or the perception that these sales could occur, could cause the price of our ordinary sales to decline significantly, even if our business is doing well".

         The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation. We are incorporated as a public limited company under Irish law.

        The rights of our shareholders are governed by our memorandum and articles of association and Irish law. The rights associated with our ordinary shares are different to the rights generally associated with shares held in a U.S. corporation. Material differences between the rights of shareholders of a U.S. corporation and the rights of our shareholders include differences with respect to, among other things, distributions, dividends, repurchases and redemptions, dividends in shares / bonus issues, the election of directors, the removal of directors, the fiduciary and statutory duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment of shareholder meetings, the exercise of voting rights, shareholder suits, rights of dissenting shareholders, anti-takeover measures and provisions relating to the ability to amend the articles of association.

         As an Irish public limited company, certain capital structure decisions require shareholder approval, which may limit our flexibility to manage our capital structure.

        Under Irish law, our board of directors may increase our authorized share capital and issue new ordinary or preferred shares up to a maximum amount equal to the authorized but unissued share capital, without shareholder approval, once authorized to do so by our articles of association or by an ordinary resolution of our shareholders. Additionally, subject to specified exceptions, Irish law grants statutory preemption rights to existing shareholders where shares are being issued for cash consideration but allows shareholders to disapply such statutory preemption rights either in our articles of association or by way of special resolution. Such disapplication can either be generally applicable or be in respect of a particular allotment of shares. Accordingly, our articles of association contain, as permitted by Irish company law, provisions authorizing our board of directors to issue new shares, and to disapply statutory preemption rights. The authorization of our board of directors to issue shares and the disapplication of statutory preemption rights must both be renewed by the shareholders at least every five years, and we cannot provide any assurance that these authorizations will always be approved, which could limit our ability to issue equity and thereby adversely affect the holders of our ordinary shares.

         Irish law differs from the laws in effect in the U.S. with respect to defending unwanted takeover proposals and may give our board less ability to control negotiations with hostile offerors.

        We are subject to the Irish Takeover Panel Act, 1997, Takeover Rules, 2013. Under those Irish Takeover Rules, the board is not permitted to take any action that might frustrate an offer for our ordinary shares once the board has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of ordinary shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which the board has reason to believe an offer is or may be imminent. These provisions may give the board less ability to control negotiations with hostile offerors and protect the interests of holders of ordinary shares than would be the case for a corporation incorporated in a jurisdiction of the United States.

         The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire our ordinary shares.

        Under the Irish Takeover Rules, if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of a company, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in the company if the effect of such acquisition were to increase that person's percentage of the voting rights by 0.05% within a 12-month period. The Irish Takeover Rules could therefore discourage an investor from acquiring 30% or more of our outstanding ordinary shares, unless such investor was prepared to make a bid to acquire all outstanding ordinary shares.

         We will be exposed to the risk of future changes in law, which could materially adversely affect us.

        We are subject to Irish law. As a result, we are subject to the risk of future adverse changes in Irish law (including Irish corporate and tax law). In addition, we and our subsidiaries are also subject to the risk of future adverse changes in Austrian and U.S. law, as well as changes of law in other countries in which we and our subsidiaries operate.

         Future adverse changes in law could result in our not being able to maintain a worldwide effective corporate tax rate that is competitive in our industry.

        While we believe that being incorporated in Ireland should not affect our ability to maintain a worldwide effective corporate tax rate that is competitive in our industry, we cannot give any assurance as to what our effective tax rate will be because of, among other things, uncertainty regarding the tax policies of the jurisdictions where we will operate. The tax laws of Ireland, Austria, the United States, and other jurisdictions could change in the future, and such changes could cause a material change in our worldwide effective corporate tax rate. In particular, legislative action could be taken by Ireland, Austria, the United States or other jurisdictions which could override tax treaties upon which we expect to rely and adversely affect our effective tax rate. As a result, our actual effective tax rate may be materially different from our expectation.

         Comprehensive tax reform legislation could adversely affect our business and financial condition.

        The Tax Cuts and Jobs Act of 2017, or the Tax Act, introduced significant changes to the Internal Revenue Code of 1986, as amended, or the Code.

        The Tax Act, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense, limitation of the deduction for net operating losses, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, and modifying or repealing many business deductions and credits.

        We continue to examine the impact the Tax Act may have on our business. Notwithstanding the reduction in the federal corporate income tax rate, the overall impact of the Tax Act is uncertain and our business and financial condition could be adversely affected. This prospectus supplement and the accompanying prospectus do not discuss the Tax Act or the manner in which it might affect us. We urge holders of our securities, including purchasers of ordinary shares in this offering, to consult with their legal and tax advisors with respect to the consequences of the Tax Act.

         After tax reform, U.S. persons who own 10 percent or more of our shares may be subject to U.S. federal income taxation on certain of our foreign subsidiaries' income even if such income is not distributed to such U.S. persons.

        A foreign corporation is treated as a "controlled foreign corporation," or CFC, for U.S. federal income tax purposes if, on any day during a taxable year, "United States shareholders" (as defined below) own (directly, indirectly or constructively within the meaning of Section 958 of the Code) more than 50% of the total combined voting power of all classes of our voting shares or more than 50% of the total value of all of our shares. A "United States shareholder" of a foreign corporation is a U.S. person who owns (directly, indirectly or constructively within the meaning of Section 958 of the Code) at least 10% of the total combined voting power of voting shares of such non-U.S. corporation or at least 10% of the total value of shares of all classes of stock of such non-U.S. corporation.

        As a result of the Tax Act, all of our non-U.S. subsidiaries will be treated as CFCs. The legislative history under the Tax Act indicates that this change was not intended to cause these non-U.S. subsidiaries to be treated as CFCs with respect to a United States shareholder that is not related to the U.S. subsidiary of the Company. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent.

        Any United States shareholder who owns our shares (directly or indirectly within the meaning of Section 958(a) of the Code) on the last day in such taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share (based on direct or indirect ownership of value) of the non-U.S. subsidiaries' "subpart F income," regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). "Subpart F income" of a CFC generally includes among other items passive income, such as dividends, interest, annuities, net gains from sales of property that do not generate active income, net commodities gains, net foreign currency gains, passive rents and royalties.

        For tax years beginning after December 31, 2017, the Tax Act also requires such United States shareholders to include in their gross income for U.S. federal income tax purposes their pro rata share of a CFC's "global intangible low tax income," or GILTI. In general terms, GILTI is the net income of the CFCs (other than income already included in United States shareholders' taxable income) that exceeds 10% of the CFCs' bases in depreciable tangible assets. GILTI is treated in a manner similar to subpart F income.

        In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person was a United States shareholder at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person's share of the corporation's undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned.

         A transfer of our ordinary shares, other than a transfer effected by means of the transfer of book-entry interests in the Depository Trust Company, may be subject to Irish stamp duty.

        Transfers of our ordinary shares effected by means of the transfer of book entry interests in the Depository Trust Company, or DTC, will not be subject to Irish stamp duty. However, if you hold our ordinary shares directly rather than beneficially through DTC, any transfer of your shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of our ordinary shares.

         Our ordinary shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

        Irish capital acquisitions tax, or CAT, could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €310,000 in respect of taxable gifts or inheritances received from their parents.

         We may be classified as a passive foreign investment company for our tax year ending December 31, 2018, which may result in adverse U.S. federal income tax consequence to U.S. holders.

        Based on our estimated gross income and average value of our gross assets and the nature of our business, we do not believe that we were a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes for our tax years ended December 31, 2015, 2016 or 2017. A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes (1) in any taxable year in which at least 75% of its gross income is passive income or on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income and (2) as to a given holder who was a holder in such year and regardless of such corporation's income or asset composition, in any subsequent taxable year, unless certain elections are made by that holder that can discontinue that classification as to that holder, at the risk of imposing substantial tax costs to that holder. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions. Our status in any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which may fluctuate considerably given that market prices of biotechnology companies have been especially volatile. We have also not determined the extent to which the income and assets of Zavante, which will be included in the PFIC calculation following the Acquisition, may adversely affect this determination. If we were to be treated as a PFIC for the tax year ending December 31, 2018, or any other future taxable year during which a U.S. holder held our ordinary shares, however, certain adverse U.S. federal income tax consequences could apply to the U.S. holder. We currently intend to make available the information necessary to permit a U.S. holder to make a valid QEF election, which may mitigate some of the adverse U.S. federal income tax consequences that could apply to a U.S. holder of ordinary shares. However, we may choose not to provide such information at a future date.

USE OF PROCEEDS

        We estimate that the net proceeds from our issuance and sale of 18,181,818 ordinary shares in this offering will be approximately $46.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that net proceeds to us will be approximately $53.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        As of June 30, 2018, we had cash, cash equivalents and short-term investments of $75.5 million. We currently estimate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, as follows:

  •
  to fund the preparations for potential regulatory submissions for marketing approval of lefamulin for CABP in the United States and the European Union and CONTEPO for cUTI in the United States;

  •
  to fund investments in our commercial and medical affairs organization;

  •
  to fund investments in our supply chain, including building active pharmaceutical ingredient safety stock for the commercial supply of lefamulin and CONTEPO; and

  •
  the remainder for working capital and other general corporate purposes.

        The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

        Based on our planned use of the net proceeds from this offering, we estimate that such funds, together with our existing cash, cash equivalents and short-term investments, as well as anticipated near-term milestone payments under our license agreement with Sinovant Sciences, Ltd. and anticipated research premiums from the Austrian government for our qualified 2017 research and development expenditures, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least into the first quarter of 2020, subject to a successful commercial launch of lefamulin for CABP and CONTEPO for cUTI in 2019. We estimate that such funds will be sufficient to enable us to seek marketing approval in the United States and the European Union for lefamulin for the treatment of CABP and in the United States for CONTEPO for cUTI, and, if approved, to commercially launch both lefamulin and CONTEPO in the United States. We have based these estimates on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect.

        Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and U.S. government securities.

 PRICE RANGE OF EQUITY SECURITIES

        Our ordinary shares have been listed on The Nasdaq Global Market since June 26, 2017 following the Redomiciliation and trade under the symbol "NBRV". Prior to the Redomiciliation, the ADSs, representing the common shares of our predecessor, Nabriva Austria, had traded on The Nasdaq Global Market under the same symbol since September 18, 2015. Each ADS represented one tenth (1/10) of a common share of Nabriva Austria.

        The following tables set forth, for the periods indicated, the high and low intraday sales prices of Nabriva Austria's ADSs from September 18, 2015 through June 24, 2017 and the high and low intraday sales prices of our ordinary shares since June 26, 2017, in each case, as reported by The Nasdaq Global Market:

Nabriva Austria's American Depositary Shares

Fiscal Period	High	Low
Year Ended December 31, 2016
First Quarter	$9.80	$6.61
Second Quarter	9.70	6.85
Third Quarter	8.85	7.01
Fourth Quarter	7.50	3.52
Year Ended December 31, 2017
First Quarter	$12.75	$5.97
Second Quarter (through June 25, 2017)	12.54	8.58

Our Ordinary Shares

Fiscal Period	High	Low
Year Ended December 31, 2017
Second Quarter (from June 26, 2017)	$11.79	$10.35
Third Quarter	14.10	6.52
Fourth Quarter	8.54	4.75
Year Ending December 31, 2018
First Quarter	$6.94	$4.89
Second Quarter	6.05	3.30
Third Quarter (through July 26, 2018)	3.62	3.08

        On July 26, 2018, the last sale price of our ordinary shares as reported on The Nasdaq Global Market was $3.08 per share. As of July 25, 2018, we had approximately 68 holders of record of our ordinary shares. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

 DIVIDEND POLICY

        We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. We do not intend to pay cash dividends in respect of our ordinary shares in the foreseeable future.

        Payment of future dividends to shareholders will be at the discretion of our board of directors and any decision to pay dividends in the future would be subject to compliance with applicable laws, including the Irish Companies Act. The Irish Companies Act, among other requirements, requires Irish companies to have distributable reserves equal to or greater than the amount of the proposed dividend. Unless we create sufficient distributable reserves from our business activities, the creation of such distributable reserves would involve a reduction of our share premium account, which would require the approval of 75% of our shareholders present and voting at a shareholder meeting, and of the Irish High Court. In the event that we do not undertake a reduction of capital to create distributable reserves, no distributions by way of dividends, share repurchases or otherwise will be permitted under Irish law until such time as we have created sufficient distributable reserves from our business activities.

 DILUTION

        If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share and the pro forma as adjusted net tangible book value per ordinary share immediately after this offering.

        Our historical net tangible book value as of March 31, 2018 was $88.3 million, or $2.19 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of ordinary shares outstanding.

        Our pro forma net tangible book value as of March 31, 2018, before giving effect to this offering, was $93.5 million, or $1.93 per share. Our pro forma net tangible book value, before the issuance and sale of ordinary shares in this offering, gives effect to the issuance of 8,152,092 ordinary shares in the Acquisition (assuming the issuance of all Holdback Shares under the Merger Agreement) and Zavante's historical net tangible book value of $5.2 million as of March 31, 2018.

        After giving effect to our issuance and sale of 18,181,818 ordinary shares in this offering at a public offering price of $2.75 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2018 would have been $139.6 million, or $2.10 per share. This represents an immediate increase in our pro forma as adjusted net tangible book value of $0.17 per share to existing shareholders and an immediate dilution in as adjusted net tangible book value of $0.65 per share to new investors purchasing ordinary shares in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share		$2.75
Historical net tangible book value per share as of March 31, 2018	$2.19
Pro forma decrease in net tangible book value per share	(0.26)
Pro forma net tangible book value per share as of March 31, 2018	1.93
Increase in pro forma net tangible book value per share attributable to this offering	0.17
Pro forma as adjusted net tangible book value per share after this offering		2.10
Dilution per share to new investors purchasing ordinary shares in this offering		$0.65

        If the underwriters exercise in full their option to purchase 2,727,272 additional ordinary shares, the pro forma as adjusted net tangible book value will increase to $2.12 per ordinary share, representing an immediate increase in pro forma as adjusted net tangible book value to existing shareholders of $0.19 per ordinary share and an immediate dilution of $0.63 per ordinary share to new investors participating in this offering.

        On a pro forma basis, giving effect to the issuance of 8,152,092 ordinary shares in connection with the Acquisition (assuming the issuance of all Holdback Shares), the total number of ordinary shares to be outstanding after this offering is 66,567,777, based on 40,233,867 ordinary shares outstanding as of March 31, 2018. The number of ordinary shares to be outstanding after this offering on a pro forma basis excludes:

  •
  4,853,349 ordinary shares issuable upon the exercise of stock options outstanding as of March 31, 2018, at a weighted average exercise price of $7.57 per share;

  •
  339,550 ordinary shares issuable upon the vesting of outstanding restricted stock units as of March 31, 2018;

  •
  2,714,392 additional ordinary shares available for future issuance as of March 31, 2018 under our 2017 Share Incentive Plan; and

  •
  725,585 ordinary shares issued and sold after March 31, 2018 pursuant to our "at-the-market" offering program described below for aggregate gross sale proceeds of $3.4 million, before deducting sales commissions and offering expenses and the $27.2 million of ordinary shares that remained available for sale under our "at-the-market" offering program as of the date of this prospectus supplement.

        If any ordinary shares are issued upon exercise of outstanding options, or if we issue any additional ordinary shares under our "at-the-market" offering program or pursuant to the Merger Agreement upon release of the Holdback Shares or to satisfy our milestone payment obligations, in each case at prices below the public offering price, you will experience further dilution.

        On March 16, 2018, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald, as agent, pursuant to which we may offer and sell ordinary shares, nominal value $0.01 per share, for aggregate gross sale proceeds of up to $50,000,000 from time to time through Cantor Fitzgerald under an "at-the-market" offering program. As of the date of this prospectus supplement, we have issued and sold an aggregate of 4,243,096 ordinary shares under our "at-the-market" offering program for aggregate gross sale proceeds of $22.8 million, before deducting sales commissions and offering expenses, including 725,585 ordinary shares issued and sold subsequent to March 31, 2018.

        Certain of our existing principal shareholders and their affiliated entities have indicated an interest in purchasing an aggregate of approximately $26.5 million of ordinary shares in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase fewer ordinary shares than they indicate an interest in purchasing or not to purchase any ordinary shares in this offering.

MATERIAL TAX CONSEQUENCES

Material Irish Tax Consequences

        The following is a summary of the material Irish tax consequences for certain beneficial holders of our ordinary shares. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus supplement and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

        The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our ordinary shares should consult their own tax advisors about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of our ordinary shares. The summary applies only to shareholders who will own our ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired our ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland).

Tax on Chargeable Gains

        The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

        A disposal of our ordinary shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares are used, held or acquired for the purposes of a trade or business carried on by such shareholder through a branch or agency in Ireland.

        A holder of our ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which such individual is non-resident.

Stamp Duty

        The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

Shares held through DTC

        A transfer of our ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our ordinary shares are expected to be held through DTC, it is anticipated that most transfers of our ordinary shares will be exempt from Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

        A transfer of our ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

  •
  there is no change in the beneficial ownership of such shares as a result of the transfer; and

  •
  the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends

        As noted elsewhere in this prospectus supplement, we do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as "distributions" for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, which is referred to in this prospectus supplement as DWT, currently at a rate of 20%.

        For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

General Exemptions

        The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.

        Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:

  •
  a person (not being a company) resident for tax purposes in a Relevant Territory (including the U.S.) and is neither resident nor ordinarily resident in Ireland (Relevant Territories for DWT purposes as at February 7, 2018 include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Korea, Kuwait, Latvia, Lithuania, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, The Republic Of Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia);

  •
  a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

  •
  a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

  •
  a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

  •
  a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance,

  •
  and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

        For non-Irish resident shareholders that cannot avail themselves of one of Ireland's domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

        Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income Tax on Dividends Paid on our Ordinary Shares

        Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from us. An exception to this position may apply where such shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

        A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

        Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

        CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €310,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

        There is also a "small gift exemption" from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

        THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES.

Material U.S. Tax Consequences

Introduction

        This section describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares. It applies to you only if you are a U.S. holder, as defined below, and you acquire your ordinary shares in this offering and hold the shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section does not purport to be a comprehensive description of all tax considerations that may be relevant in light of a U.S. holder's particular circumstances, including any state, foreign or local tax considerations, any U.S. federal gift, estate or generation skipping transfer tax considerations and tax consequences applicable to special classes of U.S. holders, including:

  •
  financial institutions;

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  brokers or dealers or traders in securities who use a mark to market method of tax accounting;

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  real estate investment trusts or regulated investment companies;

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  tax-exempt entities including "individual retirement accounts" or "Roth IRAs";

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  life insurance companies;

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  persons liable for alternative minimum tax;

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  persons required to include amounts in income for tax purposes by reference to when those amounts with respect to our ordinary shares are taken into account in the persons' "applicable financial statements" (as defined in the Code);

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  persons that hold our ordinary shares as part of a straddle, wash sale, conversion transaction or integrated transaction;

  •
  persons that hold (directly, indirectly or constructively) in the aggregate 10% or more of our outstanding shares (measured by either voting power or value);

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  entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including beneficial owners of such entities;

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  persons other than U.S. holders, as defined below; or

  •
  persons whose functional currency is not the U.S. dollar.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. You should consult a competent tax advisor with respect to the U.S. federal, state and local tax consequences to you of acquiring, holding and disposing of our ordinary shares.

        You are a U.S. holder if you are a beneficial owner of our ordinary shares and you are, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If an entity classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.

Ownership and Disposition of our Ordinary Shares

Taxation of Dividends

        Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. However, because we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend. If you are a non-corporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold your ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. If we were determined to be a PFIC for either our 2017 or 2018 taxable years, dividends paid by us during the 2018 taxable year would not be qualified dividend income and, therefore, would be ineligible for the reduced dividend tax rates. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other corporations.

        The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made, determined at the spot rate on the date the dividend distribution is includable in your income, regardless of whether the payment is in fact converted into U.S. dollars. You must include any Irish tax withheld from the dividend payment in this amount, even though you do not in fact receive it. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

        Distributions (or portions thereof) from corporations demonstrated to be in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the receiving shareholder's basis in its ordinary shares, and thereafter as capital gain. However, as noted above, because we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend.

        Dividends generally will be income from sources outside the United States. Dividends will, depending on your circumstances, generally be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to you. Subject to applicable limitations, at your election any Irish tax withheld and paid over to Ireland will be creditable against your U.S. federal income tax liability. However, no foreign tax credit would be allowed if you qualified for an exemption from Irish withholding tax, as described more fully above in "—Material Irish Tax Consequences—General Exemptions."

Taxation of Capital Gains

        Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares.

        Capital gain of a non-corporate U.S. holder generally is taxed at preferential rates where the property is held for more than one year. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

        Special rules apply to U.S. holders who hold shares in a foreign corporation that is treated as a PFIC for U.S. federal income tax purposes. The determination of whether a foreign corporation is a PFIC is primarily factual and cannot be made definitively until after the close of the tax year. We do not believe we were a PFIC for any taxable year ending before January 1, 2018.

        If we were to be treated as a PFIC for any taxable year, and you are a U.S. holder that did not make either election described below, you would be subject to special (default) rules with respect to: (1) any gain realized on the sale or other disposition of our ordinary shares and (2) any "excess distribution" that we make to you (generally, any distribution during a single taxable year that, when added to all other distributions made in that year, is greater than 125 percent of the average aggregate annual distribution received in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares).

        Under these default rules: (1) the gain or excess distribution will be allocated ratably over the applicable holding period for the ordinary shares, (2) the amount allocated to the taxable year in which the U.S. holder realizes the gain or excess distribution will be taxed as ordinary income, (3) the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and (4) the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

        Your ordinary shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in the ordinary shares, even if we are not currently a PFIC.

        If you own ordinary shares in a PFIC that are treated as "marketable stock," you may make a mark-to-market election. Marketable stock is stock that is traded in greater than de minimis quantities on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange or other market, as determined under applicable U.S. Treasury regulations. We expect that our ordinary shares will continue to be listed on the Nasdaq Global Market, which is a qualified exchange for these purposes, and, consequently, assuming that the ordinary shares are and remain regularly traded, we expect that the mark-to-market election would be available to a U.S. holder of our ordinary shares. If you make this election, you will not be subject to the default PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in your ordinary shares will be adjusted to reflect any such income or loss amounts.

        Alternatively, if you make a valid and timely "qualified electing fund," or QEF, election and we provide certain required information to you, you generally will not be subject to the default PFIC rules described above. Instead, for each PFIC year to which such an election applies, you will be subject to U.S. federal income tax on your pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts are actually distributed to you in that year or any later year. We currently intend to make available the information necessary to permit you to make a valid QEF election, but there is no assurance that we will continue to do so in future years.

        Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC or, in certain cases, QEF inclusions.

        In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us would not constitute qualified dividend income to you if we were a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income. However, as noted above, because we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend.

        If you own our ordinary shares during any year that we are a PFIC, you generally will be required to file an Internal Revenue Service, or IRS, Form 8621.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of exempted trusts, will be subject to a 3.8 percent tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Information with Respect to Foreign Financial Assets

        Certain U.S. holders of "specified foreign financial assets" with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) will be required to file an information report (an IRS Form 8938) with respect to such assets with their tax returns. "Specified foreign financial assets" may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities.

Backup Withholding and Information Reporting

        If you are a non-corporate U.S. holder, information reporting generally will apply to:

  •
  dividend payments or other taxable distributions made to you within the United States, and

  •
  the payment of proceeds to you from the sale of our ordinary shares effected at a U.S. office of a broker.

        Additionally, backup withholding (at a current rate of 24 percent) may apply to such payments if you are a non-corporate U.S. holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        Payment of the proceeds from the sale of our ordinary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our ordinary shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of our ordinary shares effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a U.S. person,

  •
  a controlled foreign corporation for U.S. federal tax purposes,

  •
  a non-U.S. person 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year (1) one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

        THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE EFFECT OF ANY APPLICABLE INCOME TAX TREATY, SUCH AS THE TAX TREATY BETWEEN THE UNITED STATES AND IRELAND.

UNDERWRITERS

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	12,363,636
Needham & Company, LLC	1,818,182
SunTrust Robinson Humphrey, Inc.	1,818,182
Wedbush Securities Inc.	1,818,182
Northland Securities, Inc.	363,636

Total:	18,181,818

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the ordinary shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the representative.

        Certain of our existing principal shareholders and their affiliated entities have indicated an interest in purchasing an aggregate of approximately $26.5 million of ordinary shares in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase fewer ordinary shares than they indicate an interest in purchasing or not to purchase any ordinary shares in this offering. In addition, the underwriters have reserved approximately 50,500 ordinary shares that will be allocated to certain members of our board of directors at our direction.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,727,272 additional ordinary shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter's name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 2,727,272 ordinary shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$2.75	$50,000,000	$57,499,998
Underwriting discounts and commissions to be paid by us	$0.165	$3,000,000	$3,450,000
Proceeds, before expenses, to us	$2.585	$47,000,000	$54,049,998

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.9 million. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority of up to $15,000.

        Our ordinary shares have been approved for quotation on The Nasdaq Global Market under the trading symbol "NBRV".

        We and all of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares.

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

        The restrictions described in the immediately preceding paragraph to do not apply to:

  •
  transactions by any person other than us relating to ordinary shares or other securities acquired in open market transactions after the completion of this offering;

  •
  transfers of ordinary shares or any securities convertible into ordinary shares as a bona fide gift;

  •
  transfers to any trust for the direct or indirect benefit of the director or executive officer, or the immediate family of the director or executive officer;

  •
  transfers as a distribution to partners, retired partners, members, former members, shareholders or other equity holders of the director or executive officer;

  •
  transfers to certain affiliates or investment funds of the director or executive officer or of the director or executive officer's immediate family;

  •
  transfers by operation of law, pursuant to domestic relations orders or in connection with a divorce settlement; provided that, in the case of such a transfer, if a filing is required to be made under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, such filing shall include a statement in such report to the effect that such transfer was made by operation of law, pursuant to a domestic relations order or in connection with a divorce settlement;

  •
  transfers by will, other testamentary document or intestate succession;

  •
  transfers to us in satisfaction of any tax withholding obligations; provided that, in the case of such a transfer, if a filing is required to be made under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, such filing shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations and provided further that any underlying equity securities shall continue to be subject to the restrictions described in the preceding paragraph;

  •
  transfers to us in connection with the termination of services to us;

  •
  the exercise or exchange of any option to acquire any of our equity securities granted pursuant to any stock option, stock bonus or other stock plan; provided that (i) in the case of a "net" exercise, if a filing is required to be made under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, such filing shall include a statement in such report to the effect that the purpose of such transfer was to cover the exercise price or the tax obligations, as the case may be, of the director or executive in connection with such exercise and (ii) any underlying equity securities shall continue to be subject to the restrictions described in the preceding paragraph;

  •
  transfers upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the director or executive officer shall remain subject to the restrictions described in the preceding paragraph;

  •
  purchases by directors or executive officers of our equity securities in the offering;

  •
  the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that (i) such plan does not provide for the transfer of ordinary shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the restricted period; or

  •
  transfers of ordinary shares pursuant to sales in the public market under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (i) such trading plan shall have been in effect prior to the date of the lock-up agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that the sale was made pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act.

provided further that (i) in the case of any transfer or distribution as described in the second, third, fourth, fifth, sixth and seventh bullet point above, the transferee shall agree to be subject to the restrictions described in the immediately preceding paragraph, (ii) in the case of any transfer or distribution as described in the second, third, fourth, fifth, sixth and seventh bullet point above, such transfer or distribution shall not involve a distribution for value, (iii) in the case of any transfer or distribution described in the first, second, third, fourth, fifth and ninth bullet point above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ordinary shares, shall be required during the restricted period and (iv) in the case of any transfer or distribution described in the first, second, third, fourth, fifth, sixth, seventh, eighth and ninth bullet point above, no filing under Section 16(a) of the

Exchange Act shall be voluntarily made (other than a Form 5 made after the expiration of the restricted period).

        In addition, the restrictions described in the paragraph above relating to us do not apply to:

  •
  the sale of ordinary shares to the underwriters;

  •
  our issuance of ordinary shares upon the exercise of an option or a warrant, upon the vesting of a restricted stock unit or upon the conversion of a security outstanding on the date of this prospectus supplement;

  •
  the issuance of ordinary shares issued or options to purchase ordinary shares granted or any restricted stock units or other awards granted, in each case, pursuant to certain employee benefit or stock incentive plans;

  •
  the issuance of ordinary shares pursuant to certain non-employee director stock plans or dividend reinvestment plans;

  •
  the filing by us of any registration statement on Form S-8;

  •
  the filing by us of any resale registration statement pursuant to an existing contractual obligation as of the date of this prospectus supplement; or

  •
  the transfer or issuance of ordinary shares or other securities in connection with certain strategic partnerships and other commercial transactions, provided that (i) the aggregate number of ordinary shares shall not exceed 5% of our number of shares outstanding and (ii) the recipient of any such ordinary shares or securities shall be subject to the restrictions described in the paragraph above for the remainder of the restricted period.

        Morgan Stanley & Co. LLC, in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

        In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

        The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

        Our ordinary shares may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling our ordinary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling our ordinary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. For the purposes of this provision:

  •
  the expression "retail investor" means a person who is one (or more) of the following:

  •
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

  •
  a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  •
  not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"); and

  •
  the expression an "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the Mandatory Convertible Preferred Stock.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of any of our ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any of our ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our ordinary shares to be offered so as to enable an investor to decide to purchase any of our ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to this offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

        The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

        The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

        For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

  •
  where the transfer is by operation of law;

  •
  as specified in Section 276(7) of the SFA; or

  •
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

        Legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters with respect to Irish law in connection with the validity of the ordinary shares being offered by this prospectus supplement and other legal matters will be passed upon for us by A&L Goodbody, Dublin, Ireland. Covington & Burling LLP, New York, New York is U.S. federal and New York State law counsel for the underwriters in connection with this offering. Arthur Cox, Dublin, Ireland is counsel to the underwriters with respect to Irish law.

EXPERTS

        The consolidated financial statements of Nabriva Therapeutics plc as of December 31, 2016 and 2017 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 consolidated financial statements contains an explanatory paragraph that states that Nabriva Therapeutics plc has incurred recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might result from the outcome of that uncertainty. The financial statements for the year ended December 31, 2015 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PwC Wirtschaftsprüfung GmbH, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The financial statements of Zavante Therapeutics, Inc. for the years ended December 31, 2016 and 2017 included as exhibit 99.2 to Nabriva Therapeutics plc's Current Report on Form 8-K filed July 25, 2018 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Zavante's ability to continue as a going concern as described in Note 1 to the financial statements) included as exhibit 99.2 to Nabriva Therapeutics plc's Current Report on Form 8-K dated July 25, 2018, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nabriva.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities offered hereby is terminated or completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-37558);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (File No. 001-37558);

  •
  our Current Reports on Form 8-K filed on February 2, 2018, March 16, 2018 (Item 1.01 and Exhibits 1.1 and 5.1 only), March 27, 2018 (Items 1.01 and 8.01 only), April 20, 2018, May 21, 2018 (Item 8.01 only), June 19, 2018 and July 25, 2018 (File No. 001-37558); and

  •
  the description of our ordinary shares included under the caption "Description of the Ordinary Shares" in the prospectus dated May 23, 2017, which was filed on May 23, 2017 and is part of the Registration Statement on Form S-4 originally filed with the SEC on April 14, 2017 (Registration No. 333-217315), including any amendments or supplements thereto.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nabriva Therapeutics plc
Attention: Investor Relations
1000 Continental Drive, Suite 600
King of Prussia, PA 19406
(610) 816-6640

PROSPECTUS

$225,000,000

NABRIVA THERAPEUTICS PLC

Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Units
Warrants

We may offer and sell securities from time to time in one or more offerings of up to $225,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement."

Our ordinary shares are listed on The Nasdaq Global Market under the symbol "NBRV."

Investing in these securities involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $225,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

SPECIAL NOTE REGARDING THE REDOMICILIATION

        On June 23, 2017, Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland, or Nabriva Ireland, became the successor issuer to Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Austria, or Nabriva Austria, for certain purposes under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and certain of Nabriva Austria's historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva Austria for ordinary shares of Nabriva Ireland, which resulted in Nabriva Ireland, a new Irish holding company, becoming the ultimate holding company of Nabriva Austria (the predecessor registrant and former ultimate holding company) and its subsidiaries.

        Unless the context specifically indicates otherwise, references in this prospectus to "Nabriva Therapeutics plc," "Nabriva," "Nabriva Ireland," "we," "our," "ours," "us," "our company," "our group" or similar terms refer to Nabriva Therapeutics plc, a public limited company incorporated in Ireland, and its consolidated subsidiaries. References in this prospectus to "Nabriva Austria" refer to Nabriva Therapeutics AG, our predecessor.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nabriva.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-37558);

  •
  our Current Reports on Form 8-K filed on February 2, 2018, March 16, 2018 and March 27, 2018 (Items 1.01 and 8.01 only) (File No. 001-37558); and

  •
  the description of our ordinary shares included under the caption "Description of the Ordinary Shares" in the prospectus dated May 23, 2017, which was filed on May 23, 2017 and is part of the Registration Statement on Form S-4 originally filed with the Commission on April 14, 2017 (Registration No. 333-217315), including any amendments or supplements thereto.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nabriva Therapeutics plc
Attention: Investor Relations
1000 Continental Drive, Suite 600
King of Prussia, PA 19406
(610) 816-6640

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled "Risk Factors." You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

 THE COMPANY

        We are a clinical stage biopharmaceutical company engaged in the research and development of novel anti-infective agents to treat serious infections, with a focus on the pleuromutilin class of antibiotics. We are developing our lead product candidate, lefamulin, to be the first pleuromutilin antibiotic available for systemic administration in humans.

        Our principal executive offices are located at 25-28 North Wall Quay, IFSC, Dublin 1, Ireland, and our telephone number is +353 1 649 2000. Our U.S. operations are conducted by our wholly-owned subsidiary Nabriva Therapeutics US, Inc., a Delaware corporation established in August 2014 and located at 1000 Continental Drive, Suite 600, King of Prussia, PA 19406 and its telephone number is (610) 816-6640.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred share dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
	2017	2016	2015	2014	2013
Consolidated ratios of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	8.9x
Consolidated ratios of earnings to combined fixed charges and preferred share dividends(2)	N/A	N/A	N/A	N/A	8.9x

(1)
Our earnings were insufficient to cover fixed charges by approximately $74.4 million for the year ended December 31, 2017, $54.9 million for the year ended December 31, 2016, $47.0 million for the year ended December 31, 2015 and $14.2 million for the year ended December 31, 2014.

(2)
Our earnings were insufficient to cover fixed charges and preferred share dividends by approximately $74.4 million for the year ended December 31, 2017, $54.9 million for the year ended December 31, 2016, $48.7 million for the year ended December 31, 2015 and $14.2 million for the year ended December 31, 2014.

        For purposes of calculating the ratios above, earnings consist of net loss from continuing operations plus provision for income taxes and fixed charges. Fixed charges include the interest portion of rent expense which is deemed to be representative of the interest factor.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, the acquisition or licensing of other products, businesses or technologies, working capital and capital expenditures. We may temporarily invest the net proceeds from the sale of any securities offered under this prospectus in a variety of capital preservation instruments, including term deposits and short-term, investment-grade, interest-bearing instruments and U.S. and certain European government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean Nabriva Therapeutics plc excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination." The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

  •
  the title and type of the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

  •
  the initial aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

  •
  the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

  •
  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

  •
  the right, if any, to extend the interest payment periods and the duration of that extension;

  •
  the manner of paying principal and interest and the place or places where principal and interest will be payable;

  •
  provisions for a sinking fund, purchase fund or other analogous fund, if any;

  •
  any redemption dates, prices, obligations and restrictions on the debt securities;

  •
  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

  •
  any conversion or exchange features of the debt securities;

  •
  whether the debt securities will be subject to the defeasance provisions in the indenture;

  •
  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

  •
  whether the debt securities will be guaranteed as to payment or performance;

  •
  any special tax implications of the debt securities;

  •
  any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

  •
  any other material terms of the debt securities.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

  •
  the successor entity, if any, is a corporation, limited liability company, limited company, partnership, trust or similar entity in the United States, Ireland, Switzerland, the United Kingdom or any other member state of the European Union;

  •
  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  we have delivered to the senior trustee an officer's certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

        The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

        The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

  •
  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

  •
  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

  •
  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

  •
  certain events of bankruptcy or insolvency, whether or not voluntary; and

  •
  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

  •
  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of debt securities if:

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  we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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  we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

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  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer's certificate and an opinion of counsel, each stating that these conditions have been satisfied.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

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  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

        If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

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  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification

(voting as a separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

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  extends the final maturity of any senior debt securities of such series;

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  reduces the principal amount of any senior debt securities of such series;

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  reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

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  changes the currency of payment of principal of or interest on any senior debt securities of such series;

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  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives a continuing default in the payment of principal of or interest on the senior debt securities other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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  changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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  adversely affects the right to convert or exchange senior debt securities into ordinary shares or other property in accordance with the terms of the senior debt securities; or

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  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

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  all of the indebtedness of that person for money borrowed;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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  all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF SHARE CAPITAL

        The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our memorandum and articles of association and applicable provisions of the Irish Companies Act. You should read our memorandum and articles of association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure

Authorized and Issued Share Capital

        Our authorized share capital consists of 1,000,000,000 ordinary shares of $0.01 each and 100,000,000 preferred shares of $0.01 each with a liquidation preference per preferred share as determined by the directors. As of December 31, 2017, 36,707,685 ordinary shares were outstanding and no preferred shares were outstanding.

        We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an "ordinary resolution") (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

        The rights and restrictions to which the ordinary shares are subject are prescribed in our articles of association. Our articles of association entitle our Board of Directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our Board of Directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

        Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

        Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our Board of Directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Pre-emption Rights, Share Warrants and Share Options

        Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights in our articles of association as permitted under Irish company law. Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a "special resolution"). If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee stock option or similar equity plan.

        Our memorandum and articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board of Directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association. We are subject to the rules of the Nasdaq Global Market that require shareholder approval of certain equity plans and share issuances. Our Board of Directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

        Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share based grant must be paid pursuant to the Irish Companies Act.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" are either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        Consistent with Irish law, our articles of association authorize the directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The Board of Directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The Board of Directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

        Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

        Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

        Our memorandum and articles of association provide that, in general, any ordinary shares which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under "—Repurchases and Redemptions by Nabriva." If our articles of association did not contain such provision, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under "—Purchases by Subsidiaries of Nabriva," including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a "recognized stock exchange."

Repurchases and Redemptions by Nabriva

        Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or, if the company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Based on the provision of our articles described above, shareholder approval will not be required to redeem our shares.

        We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our Board of Directors may also issue preferred shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital."

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries of Nabriva

        Under Irish law, an Irish or non-Irish subsidiary may purchase our shares either as overseas market purchases on a recognized stock exchange such as the Nasdaq or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required.

        For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

        In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a "recognized stock exchange." The Nasdaq Global Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

        The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our articles of association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the articles of association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See "—Transfer and Registration of Shares."

Consolidation and Division; Subdivision

        Under our articles of association, we may, by ordinary resolution (unless the directors determine otherwise), consolidate and divide all or any of our issued share capital into a smaller number of shares of larger nominal value than our existing shares or subdivide all or any of our issued share capital into smaller amounts than is fixed by our memorandum of association, provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

        We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual Meetings of Shareholders

        We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Subject to Section 176 of the Irish Companies Act, all general meetings may be held outside of Ireland.

        Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our articles of association provide for a minimum notice period of 21 clear days (i.e. 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the statutory financial statements, report of the directors, report of the statutory auditors, review by the members of the company's affairs and the appointment or re-appointment of the statutory auditors.

        At any annual general meeting, only such business may be conducted as has been brought before the meeting:

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  in the notice of the meeting;

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  by or at the direction of the Board of Directors;

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  in certain circumstances, at the direction of the Irish High Court;

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  as required by law; or

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  that the chairman of the meeting determines is properly within the scope of the meeting.

        In addition, and subject to compliance with our articles of association, shareholders entitled to vote at an annual general meeting may propose business to be considered thereat.

Extraordinary General Meetings of Shareholders

        Our extraordinary general meetings may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of our paid up share capital carrying voting rights, (iii) on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in the articles of association.

        Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our articles of association, the minimum notice periods are 21 clear days' notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days' notice in writing for any other extraordinary general meeting.

        In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

        If the Board of Directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director.

Quorum for General Meetings

        Our articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more shareholders present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued and outstanding shares entitled to vote at the meeting in question will constitute a quorum for such meeting.

Voting

        Our articles of association provide that all votes will be decided on a poll and that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

        Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our articles of association, which provide that our Board of Directors may permit shareholders to notify us of their proxy appointments electronically.

        In accordance with our articles of association, our directors may from time to time authorize the issuance of preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

        Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

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  amending the objects or memorandum of association;

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  amending the articles of association;

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  approving a change of name;

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  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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  opting out of pre-emption rights on the issuance of new shares;

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  re-registration from a public limited company to a private company;

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  purchase of own shares off-market;

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  reduction of issued share capital;

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  sanctioning a compromise/scheme of arrangement;

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  resolving that the company be wound up by the Irish courts;

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  resolving in favor of a shareholders' voluntary winding-up;

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  re-designation of shares into different share classes;

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  setting the re-issue price of treasury shares; and

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  variation of class rights attaching to classes of shares (where our articles of association do not provide otherwise).

        Neither Irish law nor any of our constituent document places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

        Under our articles of association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

        The provisions of our articles of association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Inspection of Books and Records

        Under Irish law, shareholders have the right to: (i) receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us; (iv) receive copies of statutory financial statements and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive statements of financial position of any subsidiary of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors' report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law, 21 clear days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

        An Irish public limited company may be acquired in a number of ways, including:

  •
  a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

  •
  through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the bidder does not exercise its "squeeze-out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on the Irish Stock Exchange, or the ISE, or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

  •
  by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a transaction must be approved by a special resolution. If we are being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

  •
  by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Merger) Regulations 2008, as amended, governing the merger of an Irish company limited by shares and a company incorporated in the European

Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein) and the other company is the surviving entity, a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the acquisition agreement. In addition, a dissenting shareholder in a successful tender offer for an Irish company may, by application to the Irish High Court, object to the compulsory squeeze-out provisions.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

  •
  any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;

  •
  no voting rights will be exercisable in respect of those shares;

  •
  no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  •
  no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer;

  •
  where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company's places of business;

  •
  the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

  •
  false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

  •
  a bidder must announce an offer only after ensuring that he or she can fulfil in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

  •
  a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

  •
  a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires shares or other voting rights in us may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% or more of our voting rights would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire outstanding ordinary shares of ours, the offer price must be no less than the highest price paid for our shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any party acting in concert with it has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or any party acting in concert with it during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with any party acting in concert with it, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

        Our articles of association expressly authorize our Board of Directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

        Under the Irish Takeover Rules, our Board of Directors is not permitted to take any action which might frustrate an offer for our shares once our Board of Directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

  •
  the action is approved by our shareholders at a general meeting; or

  •
  the Irish Takeover Panel has given its consent, where:

  •
  it is satisfied the action would not constitute frustrating action;

    •
    our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

    •
    the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

    •
    the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Further Provisions

        Our articles of association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which the person became a 15% shareholder unless: (i) a committee of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

        Certain other provisions of Irish law or our memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: "—Capital Structure—Authorized Share Capital", "—Pre-emption Rights, Share Warrants and Share Options," "—Disclosure of Interests in Shares," "—Comparative Rights—Vacancies on the Board of Directors, Board System; Election of Directors and Quorum, Extraordinary General Meeting."

Insider Dealing

        The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

        Our articles of association allocate authority over the day-to-day management of the company to the Board of Directors. The Board of Directors may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, or delegate to any director, officer or member of management of ours or any of our subsidiaries such of its powers as it considers desirable to be exercised by him or her, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of the company. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the Board of Directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

        Our legal and commercial name is Nabriva Therapeutics plc. We were incorporated in Ireland on March 1, 2017 as a public limited company, under the name Hyacintho 2 Limited (registration number 599588) and were renamed Nabriva Therapeutics plc on April 10, 2017. Our registered address is 25-28 North Wall Quay, IFSC, Dublin 1, Ireland. As set forth in our memorandum of association, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

        The Irish Companies Act provides for a minimum of two directors. Our articles of association provide that the number of directors will be not less than two and not more than 12. The authorized number of directors within the prescribed range will be determined solely by our Board of Directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the Board of Directors.

        No person may be appointed director unless nominated in accordance with our articles of association. Our articles of association provide that, with respect to an annual or extraordinary general meeting of shareholders, nominations of persons for election to the Board of Directors may be made by (i) the affirmative vote of our Board of Directors or a committee thereof, (ii) any shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our articles of association, or (iii) with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by a shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of the company and who makes such nomination in the written requisition of the extraordinary general meeting in accordance with our articles of association and the Irish Companies Act relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting.

Removal of Directors

        Under the Irish Companies Act, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the company in respect of his or her removal.

        Our Board of Directors may fill any vacancy occurring on the Board of Directors. If the Board of Directors fills a vacancy, the director shall hold office until the next election of directors and until his or her successor shall be elected. A vacancy on the Board of Directors created by the removal of a director may be filled by our Board of Directors.

Director Interested Transactions

        Under the Irish Companies Act and our articles of association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract.

        Pursuant to our articles of association, it is within the directors' sole discretion to determine their compensation.

Borrowing

        Pursuant to our articles of association, among the directors' powers are the right to borrow money and to mortgage or charge the company's undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Duration; Dissolution; Rights upon Liquidation

        Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

        The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our articles of association or the terms of any preferred shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. Pursuant to our articles of association, subject to the priorities of any creditors, the assets will be distributed to ordinary shareholders in proportion to the paid-up nominal value or credited as paid up value of the shares held at the commencement of the winding up. Our articles of association provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Unless otherwise provided for by the Board of Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by any exchange, depositary or any operator of any clearance or settlement system or by law, holders of our ordinary shares will not have the right to require us to issue certificates for their shares.

Stock Exchange Listing

        Our ordinary shares are listed on the Nasdaq Global Market under the symbol "NBRV." Our ordinary shares are not listed on the Irish Stock Exchange.

No Sinking Fund

        Our shares have no sinking fund provisions.

Transfer and Registration of Shares

        Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares beneficially will not be the holder of record of such shares. Instead, the depositary or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depositary or other nominee will not be registered in our official share register, as the depositary or other nominee will remain the record holder of any such shares.

        A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depositary or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

        Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our articles of association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

        Our memorandum and articles of association delegate to our secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

        In order to help ensure that the official share register is regularly updated to reflect trading of our shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

        The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

Differences in Corporate Law

        The applicable provisions of the Irish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Irish Companies Act applicable to us and provisions of our memorandum and articles of association and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law, Irish law and our memorandum and articles of association.

	Ireland	Delaware
Board System	Under Irish law, a company has a unitary board structure and it is the responsibility of the board of directors to manage the business of the company in the best interests of the shareholders of the company.	Under Delaware law, a corporation has a unitary board structure and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.
Management is responsible for running the corporation and overseeing its day-to-day operations.
Number of Directors

The Irish Companies Act provides for a minimum of two directors. Nabriva Ireland's articles of association provide that the number of directors will not be less than two and not more than 12. Nabriva Ireland's articles of association provide that the authorized number of directors within the prescribed range will be determined solely by the Nabriva Ireland Board and does not require approval or ratification by the shareholders in general meeting.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors

Under the Irish Companies Act and notwithstanding anything contained in Nabriva Ireland's memorandum and articles of association or in any agreement between Nabriva Ireland and a director, the shareholders may, by ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, a director may be so removed before the expiration of his or her period of office. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have againstNabriva Ireland in respect of his or her removal.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

	Ireland	Delaware
Vacancies on the Board of Directors

Nabriva Ireland's memorandum and articles of association provide that the Board of Directors may fill any vacancy occurring on the Board of Directors. During any vacancy on the Board, the remaining directors will have full power to act as the Board but, if and so long as, their number is reduced below the minimum number required under the memorandum and articles of association, the continuing directors or director may only act to appoint additional directors up to that minimum number or to summon a general meeting of Nabriva Ireland to elect directors and for no other purpose.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting

Nabriva Ireland is required to hold an annual general meeting within 18 months of incorporation and thereafter at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Nabriva Ireland's fiscal year-end. Each general meeting will be held at such time and place as designated by the Nabriva Ireland Board of Directors and as specified in the notice of meeting. Subject to section 176 of the Irish Companies Act, all general meetings may be held outside of Ireland. The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are the consideration of the statutory financial statements, report of the directors, report of the statutory auditors, review by the shareholders of the company's affairs and the appointment or re-appointment of the statutory auditors. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	Ireland	Delaware
General Meeting

Under Irish law, extraordinary general meetings of Nabriva Ireland may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Nabriva Ireland carrying voting rights, (iii) on requisition of Nabriva Ireland's auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

If the Nabriva Ireland board of directors becomes aware that the net assets of Nabriva Ireland are not greater than half of the amount of Nabriva Ireland's called-up share capital, it must convene an extraordinary general meeting of Nabriva Ireland's shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation.

Notice of General Meetings

Under Irish law, notice of an annual or extraordinary general meeting must be given to all Nabriva Ireland shareholders and to the auditors of Nabriva Ireland. The Nabriva Ireland memorandum and articles of association provide for a minimum notice period of 21 days for an annual general meeting, which is the minimum permitted under Irish law. Under Irish law and the Nabriva Ireland memorandum and articles of association, the minimum notice periods are 21 days' notice in writing for an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy

Under Irish law, a shareholder may designate another person to attend, speak and vote at a general meeting of the company on their behalf by proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

	Ireland	Delaware
Pre-emptive Rights

Under Irish law, certain statutory pre-emption rights apply automatically in favor of shareholders when shares are to be issued for cash. However, Nabriva Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish law. Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Nabriva Ireland on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory pre-emption rights do not apply (i) when shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Under Delaware law, stockholders have no pre-emptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot

Under Irish law, the board of directors may allot and issue shares (or rights to subscribe for or convert into shares) only with the prior authorization of shareholders, such authorization to be valid for a maximum period of five years, each as specified in the articles of association or relevant shareholder resolution. The Nabriva Ireland articles of association authorizes the allotment of shares for a period of five years from the date of adoption of the Nabriva Ireland articles of association, which authorization will need to be renewed by ordinary resolution upon expiration but may be sought more frequently for additional five year terms (or any shorter period).

Under Delaware law, if the corporation's charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

	Ireland	Delaware
Liability of Directors and Officers

Under Irish law, a company may not exempt its directors or company secretary from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors or the company secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result. Pursuant to Nabriva Ireland's articles of association, its directors and secretary are indemnified to the extent permitted by the Irish Companies Acts. The aforementioned restrictions in the Irish Companies Act does not apply to executives who are not directors or the company secretary of Nabriva Ireland.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action a shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of such director's or officer's duties to the company.

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

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any breach of the director's duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

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any transaction from which the director derives an improper personal benefit.

Voting Rights	Nabriva Ireland's articles of association provide that each Nabriva Ireland shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Irish law requires approval of certain matters by "special resolution" of the shareholders at a general meeting. A special resolution requires the approval of not less than 75% of the votes of Nabriva Ireland's shareholders cast at a general meeting at which a quorum is present. Ordinary resolutions, by contrast, require a simple majority of the votes of Nabriva Ireland cast at a general meeting at which a quorum is present.

Ireland	Delaware
Shareholder Vote on Certain Transactions	Pursuant to Irish law, shareholder approval in connection with a transaction involving Nabriva Ireland would be required under the following circumstances:

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in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme would be required;

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in connection with an acquisition of Nabriva Ireland by way of a merger with an EU company under the EU Cross-Border Mergers Directive 2005/56/EC, approval by a special resolution of the shareholders would be required; and

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in connection with a merger with an Irish company under the Irish Companies Act, approval by a special resolution of shareholders would be required.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

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the approval of the board of directors; and

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approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	The directors of Nabriva Ireland have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of Nabriva Ireland (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The Irish Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:

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to act in good faith and in the best interests of the company;

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to act honestly and responsibly in relation to the company's affairs;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction.

	Ireland	Delaware

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to act in accordance with the company's constitution and to exercise powers only for lawful purposes;

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not to misuse the company's property, information and/or opportunity;

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not to fetter their independent judgment;

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to avoid conflicts of interest;

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to exercise care, skill and diligence; and

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to have regard for the interests of the company's shareholders.

Additional statutory duties under the Irish Companies Act include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as certain disclosures of personal interests.

For public limited companies like Nabriva Ireland, directors are under a specific duty to ensure that the company secretary has the skills or resources and the requisite knowledge and experience to discharge the role.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break- up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits

In Ireland, the decision to institute proceedings is generally taken by a company's board of directors, who will usually be empowered to manage the company's business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

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state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

Ireland	Delaware

prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows:

(1) where an ultra vires or illegal act is perpetrated;

(2) where more than a bare majority is required to ratify the "wrong" complained of;

(3) where the shareholders' personal rights are infringed;

(4) where a fraud has been perpetrated upon a minority by those in control; or

(5) where the justice of the case requires a minority to be permitted to institute proceedings.

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state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Shareholders may also bring proceedings against the company where the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong. Conduct must relate to the internal management of the company. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer depositary shares that represent preferred shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent one or more of a particular series of preferred shares to be described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of preferred shares represented by the depositary share, to all the rights and preferences of the preferred share represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The preferred shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our memorandum and articles of association and the applicable prospectus supplement for the applicable series of preferred shares that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred shares.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the proportion of the liquidation preference accorded each share of the applicable series of preferred shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preferred shares and any money or other property represented by the depositary shares. In no event will the depositary deliver fractional preferred shares upon surrender of depositary receipts. Holders of preferred shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the number of preferred shares represented by such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption or upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred shares. The record date for the depositary receipts relating to the preferred shares will be the same date as the record date for the preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preferred shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution of the preferred shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.

Limitation of Liability

        Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase ordinary shares, preferred shares, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, ordinary shares, preferred shares, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the preferred shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred shares, depositary shares or ordinary shares will be separately transferable;

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  the number of ordinary shares, preferred shares or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 FORMS OF SECURITIES

        Each debt security, depositary share, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We may issue the debt securities, depositary shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        We may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, certain legal matters of U.S. federal law and New York State law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Irish law will be passed upon by A&L Goodbody.

EXPERTS

        The consolidated financial statements of Nabriva Therapeutics plc as of December 31, 2016 and 2017 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 consolidated financial statements contains an explanatory paragraph that states that Nabriva Therapeutics plc has incurred recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might result from the outcome of that uncertainty.

        The financial statements for the year ended December 31, 2015 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PwC Wirtschaftsprüfung GmbH, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

18,181,818 Shares

Nabriva Therapeutics plc

Ordinary Shares

PROSPECTUS SUPPLEMENT

Book-Running Manager

MORGAN STANLEY

Lead Managers
Needham & Company	SunTrust Robinson Humphrey	Wedbush PacGrow
Manager
Northland Capital Markets

July 26, 2018